                                                                     Exhibit 2.1


                               EXCHANGE AGREEMENT


                                      among


                                ZINDART LIMITED,

                         HUA YANG HOLDINGS CO. LIMITED,

                     HUA YANG PRINTING HOLDINGS CO. LIMITED,

               THE SHAREHOLDERS OF HUA YANG HOLDINGS CO. LIMITED,

               THE PRINCIPAL SHAREHOLDERS OF HYP HOLDINGS LIMITED

                                       and

                          CHINAVEST MANAGEMENT LIMITED

                         _______________________________


                          Dated as of February 10, 1998
                         _______________________________




================================================================================

                               TABLE OF CONTENTS

                                                                                 PAGE
Section 1.       THE EXCHANGE . . . . . . . . . . . . . . . . . . . . . . . . .     2
         1.1     General  . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
         1.2     Exchange Price . . . . . . . . . . . . . . . . . . . . . . . .     2
         1.3     Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
         1.4     Restrictions On Transfer . . . . . . . . . . . . . . . . . . .     4
         1.5     Conversion of Purchaser Stock  . . . . . . . . . . . . . . . .     5

SECTION 2.       REPRESENTATIONS AND WARRANTIES OF SUBSIDIARY, PARENT, THE
                 SELLING SHAREHOLDERS AND THE PRINCIPAL HYP SHAREHOLDERS  . . .     5
         2.1     Due Organization; No Subsidiaries; Etc.  . . . . . . . . . . .     6
         2.2     Articles of Association, Memorandum of Association and
                 Joint Venture Agreements; Records  . . . . . . . . . . . . . .     6
         2.3     Capitalization . . . . . . . . . . . . . . . . . . . . . . . .     7
         2.4     Financial Statements . . . . . . . . . . . . . . . . . . . . .     8
         2.5     Absence of Changes . . . . . . . . . . . . . . . . . . . . . .     8
         2.6     Title to Assets  . . . . . . . . . . . . . . . . . . . . . . .    10
         2.7     Bank Accounts  . . . . . . . . . . . . . . . . . . . . . . . .    10
         2.8     Receivables; Major Customers . . . . . . . . . . . . . . . . .    10
         2.9     Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . .    11
         2.10    Tangible Assets  . . . . . . . . . . . . . . . . . . . . . . .    11
         2.11    Real Property  . . . . . . . . . . . . . . . . . . . . . . . .    11
         2.12    Proprietary Assets . . . . . . . . . . . . . . . . . . . . . .    11
         2.13    Subsidiary Contracts . . . . . . . . . . . . . . . . . . . . .    12
         2.14    Liabilities; Major Suppliers . . . . . . . . . . . . . . . . .    13
         2.15    Compliance With Legal Requirements . . . . . . . . . . . . . .    13
         2.16    Governmental Authorizations  . . . . . . . . . . . . . . . . .    14
         2.17    Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . .    15
         2.18    Employee and Labor Matters . . . . . . . . . . . . . . . . . .    15
         2.19    Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . .    16
         2.20    Environmental Matters  . . . . . . . . . . . . . . . . . . . .    18
         2.21    Sale of Products; Performance of Services  . . . . . . . . . .    18
         2.22    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . .    19
         2.23    Related Party Transactions . . . . . . . . . . . . . . . . . .    20
         2.24    Certain Payments, Etc. . . . . . . . . . . . . . . . . . . . .    20
         2.25    Proceedings; Orders  . . . . . . . . . . . . . . . . . . . . .    20
         2.26    Authority; Binding Nature of Agreements  . . . . . . . . . . .    21
         2.27    Non-Contravention; Consents  . . . . . . . . . . . . . . . . .    22
         2.28    Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
         2.29    Selling Shareholders and Principal HYP Shareholders  . . . . .    23
         2.30    Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . .    23
         2.31    Chan Holdings and Chan Only Representations  . . . . . . . . .    23
         2.32    HYP and Principal HYP Shareholder Only Representations . . . .    24





                                       i.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                 PAGE
SECTION 3.       REPRESENTATIONS AND WARRANTIES OF PURCHASER  . . . . . . . . .    24
         3.1     Valid Issuance of Purchaser Stock  . . . . . . . . . . . . . .    24
         3.2     SEC Filings. . . . . . . . . . . . . . . . . . . . . . . . . .    24
         3.3     Acquisition of Shares. . . . . . . . . . . . . . . . . . . . .    25
         3.4     Authority; Binding Nature of Agreement.  . . . . . . . . . . .    25
         3.5     Securities Act.  . . . . . . . . . . . . . . . . . . . . . . .    25

SECTION 4.       PRE-CLOSING COVENANTS OF PARENT, SUBSIDIARY, THE SELLING
                 SHAREHOLDERS AND THE PRINCIPAL HYP SHAREHOLDERS  . . . . . . .    25
         4.1     Access and Investigation.  . . . . . . . . . . . . . . . . . .    25
         4.2     Operation of Business. . . . . . . . . . . . . . . . . . . . .    25
         4.3     Filings and Consents.  . . . . . . . . . . . . . . . . . . . .    27
         4.4     Notification; Updates to Disclosure Schedule.  . . . . . . . .    28
         4.5     Payment of Indebtedness by Related Parties.  . . . . . . . . .    28
         4.6     No Negotiation.  . . . . . . . . . . . . . . . . . . . . . . .    28
         4.7     Best Efforts.  . . . . . . . . . . . . . . . . . . . . . . . .    28
         4.8     Confidentiality. . . . . . . . . . . . . . . . . . . . . . . .    29

SECTION 5.       PRE-CLOSING COVENANTS OF PURCHASER . . . . . . . . . . . . . .    29

SECTION 6.       CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE  . . .    29
         6.1     Satisfactory Completion of Pre-Acquisition Review. . . . . . .    29
         6.2     Accuracy of Representations. . . . . . . . . . . . . . . . . .    29
         6.3     Performance of Obligations.  . . . . . . . . . . . . . . . . .    29
         6.4     Approval of Purchaser's Board of Directors and
                 Shareholders; Consents . . . . . . . . . . . . . . . . . . . .    30
         6.5     No Material Adverse Change.  . . . . . . . . . . . . . . . . .    30
         6.6     Additional Documents . . . . . . . . . . . . . . . . . . . . .    30
         6.7     No Proceedings.  . . . . . . . . . . . . . . . . . . . . . . .    30
         6.8     No Claim Regarding Stock Ownership or Sale Proceeds. . . . . .    30
         6.9     No Prohibition.  . . . . . . . . . . . . . . . . . . . . . . .    30
         6.10    Financing. . . . . . . . . . . . . . . . . . . . . . . . . . .    31
         6.11    Shaw Management Agreement. . . . . . . . . . . . . . . . . . .    31
         6.12    Chan Employment Agreement. . . . . . . . . . . . . . . . . . .    31

SECTION 7.       CONDITIONS PRECEDENT TO SELLING SHAREHOLDERS' OBLIGATION
                 TO CLOSE . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
         7.1     Accuracy of Representations. . . . . . . . . . . . . . . . . .    31
         7.2     Purchaser's Performance. . . . . . . . . . . . . . . . . . . .    31
         7.3     No Injunction. . . . . . . . . . . . . . . . . . . . . . . . .    31
         7.4     No Material Adverse Change.  . . . . . . . . . . . . . . . . .    31





                                       ii.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                 PAGE
SECTION 8.       TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . .    31
         8.1     Termination Events.  . . . . . . . . . . . . . . . . . . . . .    31
         8.2     Termination Procedures.  . . . . . . . . . . . . . . . . . . .    32
         8.3     Effect of Termination. . . . . . . . . . . . . . . . . . . . .    32

SECTION 9.       INDEMNIFICATION, ETC.  . . . . . . . . . . . . . . . . . . . .    32
         9.1     Survival of Representations and Covenants. . . . . . . . . . .    32
         9.2     Indemnification by Selling Shareholders and Principal
                 HYP Shareholders . . . . . . . . . . . . . . . . . . . . . . .    33
         9.3     Threshold. . . . . . . . . . . . . . . . . . . . . . . . . . .    34
         9.4     Maximum Liability  . . . . . . . . . . . . . . . . . . . . . .    34
         9.5     Right to Require Cure of Breach. . . . . . . . . . . . . . . .    35
         9.6     No Contribution. . . . . . . . . . . . . . . . . . . . . . . .    35
         9.7     Interest.  . . . . . . . . . . . . . . . . . . . . . . . . . .    35
         9.8     Setoff.  . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
         9.9     Nonexclusivity of Indemnification Remedies.  . . . . . . . . .    35
         9.10    Defense of Third Party Claims. . . . . . . . . . . . . . . . .    35
         9.11    Exercise of Remedies by Indemnitees Other Than Purchaser.  . .    36

SECTION 10.      REGISTRATION RIGHTS  . . . . . . . . . . . . . . . . . . . . .    36
         10.1    Demand Registration  . . . . . . . . . . . . . . . . . . . . .    36
         10.2    Piggyback Registrations  . . . . . . . . . . . . . . . . . . .    38
         10.3    Expenses Of Registration . . . . . . . . . . . . . . . . . . .    39
         10.4    Obligations Of Purchaser . . . . . . . . . . . . . . . . . . .    39
         10.5    Termination Of Registration Rights . . . . . . . . . . . . . .    40
         10.6    Delay Of Registration; Furnishing Information  . . . . . . . .    40
         10.7    Indemnification  . . . . . . . . . . . . . . . . . . . . . . .    40
         10.8    Assignment Of Registration Rights  . . . . . . . . . . . . . .    42
         10.9    Amendment Of Registration Rights . . . . . . . . . . . . . . .    42
         10.10   Limitation On Subsequent Registration Rights . . . . . . . . .    42
         10.11   "Market Stand-Off" Agreement . . . . . . . . . . . . . . . . .    43
         10.12   Rule 144 Reporting . . . . . . . . . . . . . . . . . . . . . .    43

SECTION 11.      MISCELLANEOUS PROVISIONS.  . . . . . . . . . . . . . . . . . .    43
         11.1    Noncompetition; Confidentiality  . . . . . . . . . . . . . . .    43
         11.2    Joint and Several Liability. . . . . . . . . . . . . . . . . .    45
         11.3    Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
         11.4    Further Assurances.  . . . . . . . . . . . . . . . . . . . . .    46
         11.5    Fees and Expenses. . . . . . . . . . . . . . . . . . . . . . .    46
         11.6    Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . .    47
         11.7    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
         11.8    Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . .    48





                                      iii.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                 PAGE
         11.9    Headings.  . . . . . . . . . . . . . . . . . . . . . . . . . .    48
         11.10   Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . .    48
         11.11   Governing Law; Venue.  . . . . . . . . . . . . . . . . . . . .    48
         11.12   Successors and Assigns.  . . . . . . . . . . . . . . . . . . .    49
         11.13   Remedies Cumulative; Specific Performance. . . . . . . . . . .    49
         11.14   Waiver.  . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
         11.15   Amendments.  . . . . . . . . . . . . . . . . . . . . . . . . .    50
         11.16   Severability.  . . . . . . . . . . . . . . . . . . . . . . . .    50
         11.17   Parties in Interest. . . . . . . . . . . . . . . . . . . . . .    50
         11.18   Entire Agreement.  . . . . . . . . . . . . . . . . . . . . . .    50
         11.19   Dollars. . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
         11.20   Post-Closing Covenant. . . . . . . . . . . . . . . . . . . . .    50
         11.21   Representations. . . . . . . . . . . . . . . . . . . . . . . .    50
         11.22   Construction.  . . . . . . . . . . . . . . . . . . . . . . . .    50


EXHIBITS

EXHIBIT A        Definitions
EXHIBIT B        Escrow Agreement
EXHIBIT C        Form of General Release





                                       iv.

                               EXCHANGE AGREEMENT


         THIS EXCHANGE AGREEMENT (the "AGREEMENT") is entered into as of February 10, 1998 by and among ZINDART LIMITED, a Hong Kong corporation ("PURCHASER"), HUA YANG HOLDINGS CO. LIMITED, a Cayman Islands corporation ("PARENT"), HUA YANG PRINTING HOLDINGS CO. LIMITED, a Hong Kong corporation ("SUBSIDIARY"), HYP HOLDINGS LIMITED, a Cayman Islands corporation ("HYP"), KARL CHAN (BVI) HOLDINGS LIMITED, a British Virgin Islands corporation ("CHAN HOLDINGS"), KARL CHAN, an individual ("CHAN") (HYP, Chan Holdings and Chan are sometimes hereinafter collectively referred to as the "SELLING SHAREHOLDERS"), and CHINAVEST IV, L.P., a Delaware limited partnership, CHINAVEST IV-A, L.P., a Delaware limited partnership, CHINAVEST IV-B, L.P., a Bermuda limited partnership, ADVENT GLOBAL GECC LIMITED PARTNERSHIP, a Delaware limited partnership, ADVENT INTERNATIONAL INVESTORS II LIMITED PARTNERSHIP, a Delaware limited partnership, GLOBAL PRIVATE EQUITY II - LIMITED PARTNERSHIP, a Delaware limited partnership, GLOBAL PRIVATE EQUITY II - PGGM LIMITED PARTNERSHIP, a Delaware limited partnership, ASIA/PACIFIC SPECIAL SITUATIONS FUND LIMITED PARTNERSHIP, a Delaware limited partnership, and ADVENT ASIA/PACIFIC FUND LIMITED PARTNERSHIP, a Bermuda limited partnership (the ChinaVest and Advent entities are sometimes hereinafter collectively referred to as the "PRINCIPAL HYP SHAREHOLDERS"), and CHINAVEST MANAGEMENT LIMITED, a Bermuda corporation (including its successors, the "AGENT"). Certain capitalized terms used in this Agreement are defined in EXHIBIT A attached hereto.

                                    RECITALS

         A. Parent and one additional shareholder hold all of Subsidiary's issued and outstanding ordinary shares, with a par value of HK$1.00 per share (the "SUBSIDIARY ORDINARY SHARES").

         B. HYP owns beneficially and of record 15,000,000 of Parent's ordinary shares, with a par value of HK$0.10 per share (the "PARENT ORDINARY SHARES"), and 181,012,500 of Parent's preferred shares, with a par value of HK$0.01 per share (the "PARENT PREFERRED SHARES"); Chan Holdings owns beneficially and of record 5,000,000 Parent Ordinary Shares and 60,337,500 Parent Preferred Shares; and Chan owns beneficially and of record 176,471 Parent Ordinary Shares and no Parent Preferred Shares (the Parent Ordinary Shares and the Parent Preferred Shares being collectively referred to as the "PARENT SHARES"), which constitute all of the outstanding shares of capital stock of Parent.

         C. Prior to the Closing (as defined below), Parent will redeem all or a portion of the Parent Preferred Shares from its shareholders holding Parent Preferred Shares on a pro rata basis for an aggregate of $5,000,000.

         D. The Principal HYP Shareholders together own 96.5% of the outstanding shares of capital stock of HYP.

         E. The Selling Shareholders desire to effect an exchange of all the Parent Shares for the consideration, and on the terms and subject to the conditions, set forth in this Agreement.

                                   AGREEMENT

         The parties, intending to be legally bound, hereby agree as follows:

SECTION 1.       THE EXCHANGE.


                                       1.

         1.1 GENERAL. At the Closing, on the terms and subject to the conditions of this Agreement, (a) the Selling Shareholders shall sell, assign, transfer and deliver the Parent Shares to Purchaser in exchange for the consideration set forth in Section 1.2, and (b) Purchaser shall deliver the consideration described in Section 1.2 to the Selling Shareholders in exchange for the Parent Shares and the performance of the other conditions described herein.

         1.2 EXCHANGE PRICE. As consideration for the Parent Shares and the execution and delivery of the documents described in Section 1.3, Purchaser shall pay to the Selling Shareholders the following (collectively, the "CONSIDERATION"): (i) $35,000,000 in cash; and (ii) up to One Million (1,000,000) of the ordinary shares of Purchaser (the "PURCHASER STOCK"). The Consideration shall be paid to the Selling Shareholders as follows:

                 (a) At the Closing, Purchaser shall pay to the Agent (as defined in Section 11.3 hereof) $35,000,000 in cash for distribution, after payment of certain expenses and items agreed to among the Selling Shareholders, to the Selling Shareholders in the amount of each Selling Shareholder's Pro Rata Share.

                 (b) At the Closing, pursuant to the terms of the Escrow Agreement in the form of EXHIBIT B attached hereto (the "ESCROW AGREEMENT"), Purchaser shall reserve for the ultimate benefit of the Selling Shareholders a total of Six Hundred Sixty-Six Thousand Six Hundred Sixty-Seven (666,667) shares of Purchaser Stock (the "ESCROW SHARES") by depositing with the Escrow Agent (as defined therein) completed but unexecuted share certificates in the name of The Bank of New York (as depositary) to hold the same for each Selling Shareholder in the amounts designated in writing by the Selling Shareholders. As provided in the Escrow Agreement, the Escrow Shares (subject to adjustment in the event of any stock split, subdivision or recapitalization of the Purchaser Stock) shall be held by the Escrow Agent for one hundred eighty (180) days following the Closing Date as security for the indemnification provisions of Section 9 hereof.

                 (c) Up to a total of Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three (333,333) shares of Purchaser Stock (subject to adjustment in the event of any stock split, subdivision or recapitalization of the Purchaser Stock), in an amount for each Selling Shareholder of such Selling Shareholder's Pro Rata Share (the "EARN-OUT SHARES"), shall be issued by Purchaser and delivered to the Selling Shareholders only in the event that the Subsidiary EBITDA during the Earn-Out Period equals or exceeds the benchmarks indicated below:

                 SUBSIDIARY EBITDA                 PERCENTAGE OF EARN-
                 DURING EARN-OUT PERIOD            OUT SHARES TO BE ISSUED
                 ----------------------            -----------------------
                 Equal to $12,480,000              0%

                 Greater than $12,480,000          (100% x (Subsidiary EBITDA - $12,480,000))
                 but less than $15,600,000         / $3,120,000, rounded to the nearest
                                                   whole percentage number
                 Equal to or greater than
                 $15,600,000                       100%

The Subsidiary EBITDA shall be determined by an audit (the "AUDIT") acceptable to Purchaser of the Earn-Out Period conducted by Arthur Andersen & Co., at Purchaser's expense, within ninety (90) days after the end of the earn-Out Period. In the event Subsidiary effects a fundamental change in its business following the Closing, the Subsidiary EBITDA benchmarks set forth above shall be subject to adjustment pursuant to mechanisms to be mutually agreed upon by Purchaser and the Agent or some other designated representative





                                       2.

of the Selling Shareholders. A fundamental change would include, but not be limited to, the relocation of Subsidiary's manufacturing facilities or the construction of new manufacturing facilities. In the event that the Subsidiary EBITDA as determined by the Audit meets the threshold amounts shown above, all or a portion of the Earn-Out Shares shall be delivered to the Selling Shareholders as soon as practicable, but in no event later than forty-five (45) days, after the completion of the Audit.

                 (d) Except as provided in Section 10.3 hereof, any taxes applicable to, imposed upon or arising out of the exchange of the Parent Shares to Purchaser and the other transactions contemplated by this Agreement, including but not limited to any income, transfer, sales, use, gross receipts or documentary stamp taxes, shall be split evenly by the Selling Shareholders, on the one hand, and Purchaser, on the other hand.

         1.3     CLOSING.

                 (a) The closing of the transactions contemplated hereby (the "CLOSING") shall take place at the offices of Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, California at 5:00 p.m. (California time) on February 10, 1998 (or at such other place or time as Purchaser and the Selling Shareholders may designate). For purposes of this Agreement, "SCHEDULED CLOSING TIME" shall mean the time and date as of which the Closing is required to take place pursuant to this Section 1.3(a) and "CLOSING DATE" shall mean the time and date as of which the Closing actually takes place.

                 (b)      At the Closing:

                          (1)     each Selling Shareholder shall deliver to
Purchaser share transfer forms in respect of the Parent Shares being exchanged by such Selling Shareholder, duly endorsed (or accompanied by duly executed stock powers);

                          (2)     each Selling Shareholder and Principal HYP
Shareholder shall execute and deliver to Purchaser, Subsidiary and Parent a General Release in the form of EXHIBIT C attached hereto;

                          (3)     each Selling Shareholder and Principal HYP
Shareholder shall execute and deliver to Purchaser, Subsidiary and Parent a certificate (the "CLOSING CERTIFICATE") setting forth its representation and warranty that (A) each representation and warranty made by it in this Agreement was accurate in all respects as of the date of this Agreement, (B) except as expressly set forth in the Closing Certificate, each representation and warranty made by it in this Agreement is accurate in all respects as of the Closing Date as if made on the Closing Date, (C) each covenant and obligation that it is required to have complied with or performed pursuant to this Agreement at or prior to the Closing has been duly complied with and performed in all respects, and (D) except as expressly set forth in the Closing Certificate, each condition set forth in Sections 6.4(c), 6.5, 6.7 and 6.8 has been satisfied in all respects; and

                          (4)     all persons designated in writing by
Purchaser prior to the Closing shall resign from their positions as directors and officers of Subsidiary and Parent.

         1.4     RESTRICTIONS ON TRANSFER.

                 (a)      RESTRICTIONS ON HYP AND PRINCIPAL HYP SHAREHOLDERS.

                          (1)     Each of HYP and the Principal HYP
Shareholders understands and acknowledges that the Purchaser Stock (or American Depositary Shares) to be delivered to it has not been registered under the Securities Act and may not be offered or sold unless such securities are registered under the Securities Act or an exemption from the registration requirements is available.





                                       3.

                          (2)     Each certificate representing shares of
Purchaser Stock delivered to HYP or the Principal HYP Shareholders shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):

                 "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED."

                          (3)     Notwithstanding the foregoing, each of HYP
and the Principal HYP Shareholders agrees and acknowledges that any securities held from time to time by "affiliates" (as that term is used in the Securities
Act) shall bear the following legend:

                 "THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

                          (4)     Except as provided in Section 1.5 of the
Escrow Agreement, neither HYP nor any of the Principal HYP Shareholders shall convey their Purchaser Stock or any interest therein until the date such Purchaser Stock is issued and, if applicable, released from escrow.

                 (b)      RESTRICTIONS ON CHAN HOLDINGS AND CHAN.

                          (1)     Each of Chan Holdings and Chan understands
and acknowledges that the Purchaser Stock (or American Depositary Shares) to be delivered to it has not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. persons or for the account or benefit of a U.S. person unless such securities are registered under the Securities Act, or an exemption from the registration requirements is available.

                          (2)     If requested by Purchaser, each certificate
representing shares of Purchaser Stock delivered to Chan Holdings or Chan shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend provided elsewhere in this Agreement) prior to release from escrow:

                 "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS UNTIL 40 DAYS AFTER THE DATE OF ORIGINAL ISSUANCE OF THE SECURITIES, EXCEPT IN ACCORDANCE WITH REGULATION S PROMULGATED UNDER THE ACT. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S."

                          (3)     Notwithstanding the foregoing, each of Chan
Holdings and Chan agrees and acknowledges that any securities held from time to time by "affiliates" (as that term is used in the Securities Act) shall bear the following legend:





                                       4.

                 "THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

                          (4)     Neither Chan Holdings nor Chan shall convey
their Purchaser Stock or any interest therein during a period of forty (40) days from, with respect to the Escrow Shares, the Closing Date or, with respect to the Earn-Out Shares, if applicable, the date the Earn-Out Shares are issued.

                          (5)     In the event that the provisions of
Regulation S are amended or any successor provision is adopted, the Earn- Out Shares shall be subject to the restriction and legends contained in Section 1.4(a).

         1.5 CONVERSION OF PURCHASER STOCK. If Purchaser's American Depositary Shares ("AMERICAN DEPOSITARY SHARES"), are publicly traded, then after the issuance and delivery of the Earn-Out Shares to the Selling Shareholders, if applicable, or at any time after the release of the Escrow Shares and delivery of such Escrow Shares to the Selling Shareholders pursuant to the terms of the Escrow Agreement, each share of Earn- Out Shares or Escrow Shares, as applicable, shall be convertible at any time, at the option of the Holder thereof, into American Depositary Shares, subject to compliance with applicable law and the terms and provisions of the Depositary Agreement of Purchaser then in effect. Before any Holder shall be entitled to convert the same into American Depositary Shares, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of Purchaser, its depositary and any transfer agent for the Purchaser Stock, and shall give written notice to Purchaser at such office that he elects to convert the same and shall state therein the name or names in which he wishes the certificate(s) for American Depositary Shares to be issued. Purchaser shall, as soon as practicable thereafter, issue and deliver to such Holder a certificate(s) for the number of American Depositary Shares to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Purchaser Stock to be converted, and the person or persons entitled to receive the American Depositary Shares issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such American Depositary Shares on such date.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF SUBSIDIARY, PARENT, THE SELLING
           SHAREHOLDERS AND THE PRINCIPAL HYP SHAREHOLDERS.

         Each of Subsidiary, Parent, the Selling Shareholders and the Principal HYP Shareholders jointly and severally (except with respect to the representations contained in Section 2.31 hereof which is being made solely by the Chan and Chan Holdings and except with respect to the representations contained in Section 2.32 hereof which is being made solely by HYP and the Principal HYP Shareholders) represents and warrants to Purchaser that, except as disclosed or otherwise referred to in the Disclosure Schedule or in any of the documents identified in the Disclosure Schedule and provided to Purchaser or its counsel, or as set forth in the Financial Statements or the notes to the Financial Statements, the following statements are true and accurate:

         2.1     DUE ORGANIZATION; NO SUBSIDIARIES; ETC.

                 (a) Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of Hong Kong. Parent is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands. Each of the Joint Ventures is a contractual joint venture duly organized, validly existing and in good standing under the laws of the PRC. Each of Subsidiary and Parent and the Joint Ventures (collectively, the "COMPANIES") has all necessary power and authority: (1) to conduct its business





                                       5.

in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted; (2) to own and use its assets in the manner in which its assets are currently owned and used and in the manner in which its assets are proposed to be owned and used; and (3) to perform its obligations under all Contracts.

                 (b) None of the Companies has ever conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the names "Hua Yang Printing Holdings Co. Limited," "Hua Yang Holdings Co. Limited," "Shenzhen Huaxuan Printing Product Co., Ltd." and "Guangzhou Jin Yi Advertising Company Limited."

                 (c) None of the Companies is or has ever been required to be qualified, authorized, registered or licensed to do business as a foreign corporation or entity in any jurisdiction.

                 (d) Part 2.1 of the Disclosure Schedule accurately sets forth, as to each of the Companies (if applicable), (1) the names of the members of the board of directors, (2) the names of the members of each committee of the board of directors and (3) the names and titles of the executive officers.

                 (e) None of the Companies nor any of their respective shareholders or equityholders has ever approved, or commenced any proceeding or made any election contemplating, the dissolution or liquidation of the Companies or the winding up or cessation of the business or affairs of the Companies.

                 (f) None of the Companies has any subsidiaries (except that Subsidiary is a wholly-owned subsidiary of Parent and other than the Joint Ventures), and none of the Companies has ever owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect ownership interest of any nature in, any Entity.

 2.2     ARTICLES OF ASSOCIATION, MEMORANDUM OF ASSOCIATION AND JOINT VENTURE
                             AGREEMENTS; RECORDS.

                 (a) Each of the Companies has delivered to Purchaser accurate and complete copies of (as appropriate): (1) its articles of association, memorandum of association and joint venture agreements, including all amendments thereto; (2) its stock or equity records; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of its shareholders, equityholders, its board of directors or governing board and all committees thereof. There have been no meetings or other proceedings of the shareholders, the board of directors or governing board or any committee thereof of the Companies that are not fully reflected in such minutes or other records.

                 (b) To the best of the Knowledge of the Companies, the Selling Shareholders and the Principal HYP Shareholders, there has not been any violation of any of the provisions of, as to each of the Companies, (1) the articles of association, memorandum of association or joint venture agreements or (2) any resolution adopted by its shareholders or equityholders, board of directors or governing board or any committee thereof; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in such a violation.

                 (c) The books of account, stock records, minute books and other records of each of the Companies are accurate, up-to-date and complete, and have been maintained in accordance with sound and prudent business practices in Hong Kong, the Cayman Islands and the PRC. All of the records of the Companies are in the actual possession and direct control of Subsidiary, Parent or the Joint Ventures. Each of the Companies has at all times had in place an adequate and appropriate system of internal controls that is





                                       6.

at least as comprehensive and effective as the systems of internal controls customarily maintained by Comparable Entities.

         2.3     CAPITALIZATION.

                 (a) Subsidiary's authorized capital stock consists of 10,000 Subsidiary Ordinary Shares, of which 1,000 shares are issued and outstanding. Parent holds 999 of the issued and outstanding Subsidiary Ordinary Shares and Dennis Smith holds 1 of the issued and outstanding Subsidiary Ordinary Shares. Parent's authorized capital stock consists of (a) 30,000,000 Parent Ordinary Shares, of which 20,176,471 shares (constituting all of the Parent Ordinary Shares) are issued and outstanding, and (b) 3,000,000,000 Parent Preferred Shares, of which 241,350,000 shares (constituting all of the Parent Preferred Shares) are issued and outstanding.

                 (b) The Selling Shareholders have, and Purchaser shall acquire at the Closing, good and valid title to the Parent Shares free and clear of any Encumbrances. HYP owns beneficially and of record 15,000,000 Parent Ordinary Shares, and 181,012,500 Parent Preferred Shares; Chan Holdings owns beneficially and of record 5,000,000 Parent Ordinary Shares and 60,337,500 Parent Preferred Shares; and Chan owns beneficially and of record 176,471 Parent Ordinary Shares and no Parent Preferred Shares, which constitute all of the outstanding shares of capital stock of Parent. Upon the consummation of the transactions contemplated by this Agreement, Purchaser shall have acquired all of the outstanding shares of capital stock of Parent.

                 (c) Subsidiary holds 100% of the issued and outstanding registered capital of Shenzhen Huaxuan Printing Product Co., Ltd. Parent, Subsidiary and Shenzhen Huaxuan Printing Product Co., Ltd. collectively hold 90% of the issued and outstanding registered capital of Guangzhou Jin Yi Advertising Company Limited.

                 (d) All of the Parent Shares and the outstanding shares of capital stock of Subsidiary (1) have been duly authorized and validly issued, (2) are fully paid-up and (3) have been issued in full compliance with all applicable securities laws and other applicable Legal Requirements. The Selling Shareholders have delivered to Purchaser accurate and complete share transfer forms evidencing the Parent Ordinary Shares.

                 (e) There is no: (1) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Companies; (2) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Companies; (3) Subsidiary Contract under which the Companies is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (4) condition or circumstance that may directly or indirectly give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Companies.

                 (f) Except as set forth herein, none of the Companies has ever repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities.

         2.4     FINANCIAL STATEMENTS.

                 (a) Parent has delivered to Purchaser the following financial statements and notes (collectively, the "FINANCIAL STATEMENTS"):





                                       7.

                          (1)     the audited consolidated balance sheets of
Parent and its subsidiaries as of March 31, 1996 and 1997, and the related audited consolidated statements of operations, consolidated statements of cash flows and consolidated statements of changes in shareholders' equity of Parent and its subsidiaries for the period from January 17, 1995 to March 31, 1995 and for the years ended March 31, 1996 and 1997, together with the notes thereto and the unqualified report and certification of Arthur Andersen & Co. relating thereto;

                          (2)     the unaudited consolidated balance sheets of
Parent and its subsidiaries as of December 31, 1997 (the "UNAUDITED INTERIM BALANCE SHEET"), and the related unaudited consolidated statements of operations, consolidated statements of cash flows and consolidated statements of changes in shareholders' equity of Parent and its subsidiaries for the six months ended December 31, 1997, together with the notes thereto.

                 (b) All of the Financial Statements are accurate and complete in all material respects, and the dollar amount of each line item included in the Financial Statements is accurate in all material respects. The financial statements and notes referred to in Section 2.4(a)(1) present fairly the consolidated financial position of the Companies and the consolidated results of operations, changes in shareholders' equity and cash flows of the Companies for the periods presented. The financial statements and notes referred to in Section 2.4(a)(2) present fairly the financial position of the Companies as of the date thereof and the results of operations, changes in shareholders' equity and cash flows of the Companies for the period covered thereby, subject to normally recurring year-end adjustments, which adjustments will not be material either individually or in the aggregate. The Financial Statements have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered.

         2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Disclosure Schedule, since March 31, 1997:

                 (a) there has not been any material adverse change in the business, condition, assets, liabilities, operations, financial performance, net income or prospects (or in any aspect or portion thereof) of the Companies, and no event has occurred that might have an adverse effect on the business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof) of the Companies;

                 (b) there has not been any loss, damage or destruction to, or any interruption in the use of, any assets (whether or not covered by insurance) of the Companies;

                 (c) none of the Companies has declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock or equity (other than as provided in Section 4.2(i) hereof);

                 (d) none of the Companies has sold or otherwise issued any shares of capital stock or any other securities;

                 (e) none of the Companies has amended its articles of association, memorandum of association or joint venture agreement or has effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                 (f) none of the Companies has purchased or otherwise acquired any material asset from any other Person, except for supplies acquired by Subsidiary in the Ordinary Course of Business;





                                       8.

                 (g) none of the Companies has leased or licensed any material asset from any other Person;

                 (h) none of the Companies has made any capital expenditure outside the Ordinary Course of Business or in excess of $100,000 (individually);

                 (i) none of the Companies has sold or otherwise transferred, or has leased or licensed, any asset to any other Person except for products sold by each of Subsidiary or the Joint Ventures from its inventory in the Ordinary Course of Business;

                 (j) none of the Companies has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

                 (k) none of the Companies has pledged or hypothecated any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance other than in the Ordinary Course of Business;

                 (l) none of the Companies has made any loan or advance to any other Person;

                 (m) none of the Companies has (1) established or adopted any Employee Benefit Plan, or (2) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

                 (n) none of the Companies has entered into, and neither the Companies nor any of the assets owned or used by either of them has become bound by, any Contract that is not an Excluded Contract;

                 (o) no Subsidiary Contract has been amended or terminated;

                 (p) none of the Companies has incurred, assumed or otherwise become subject to any Liability, other than accounts payable (of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred by Subsidiary in the Ordinary Course of Business;

                 (q) none of the Companies has discharged any Encumbrance or discharged or paid any indebtedness or other Liability, except for accounts payable that (1) are reflected as current liabilities in the "liabilities" column of the Unaudited Interim Balance Sheet or have been incurred by Subsidiary since September 30, 1997 in the Ordinary Course of Business and (2) have been discharged or paid in the Ordinary Course of Business;

                 (r) none of the Companies has forgiven any debt or otherwise released or waived any right or claim;

                 (s) none of the Companies has changed any of its methods of accounting or accounting practices in any respect;

                 (t) none of the Companies has entered into any transaction outside the Ordinary Course of Business or taken any other action outside the Ordinary Course of Business; and





                                       9.

                 (u) none of the Companies has agreed, committed or offered (in writing or otherwise), or has attempted, to take any of the actions referred to in clauses (c) through (t) above.

         2.6     TITLE TO ASSETS.

                 (a) Each of the Companies owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (1) all assets reflected on the Unaudited Interim Balance Sheet (except for inventory sold by Subsidiary since September 30, 1997 in the Ordinary Course of Business); (2) all assets acquired by Subsidiary since September 30, 1997 (except for inventory sold by Subsidiary since September 30, 1997 in the Ordinary Course of Business); (3) all assets referred to in the Disclosure Schedule and all of its rights under Subsidiary Contracts; and (4) all other assets reflected in its books and records as being owned by it. Except as set forth in Part 2.6 of the Disclosure Schedule, all of said assets are owned by either Subsidiary or Parent, as the case may be, free and clear of any Encumbrances.

                 (b) Part 2.6 of the Disclosure Schedule identifies all material assets that are being leased or licensed to the Companies.

         2.7 BANK ACCOUNTS. Part 2.7 of the Disclosure Schedule accurately sets forth, with respect to each account maintained by or for the benefit of the Companies at any bank or other financial institution: (a) the name and location of the institution at which such account is maintained; (b) the name in which such account is maintained and the account number of such account; (c) a description of such account and the purpose for which such account is used;
(d) the current balance in such account; (e) the rate of interest being earned on the funds in such account; and (f) the names of all individuals authorized to draw on or make withdrawals from such account. There are no safe deposit boxes or similar arrangements maintained by or for the benefit of the Companies.

         2.8     RECEIVABLES; MAJOR CUSTOMERS.

                 (a) Part 2.8 of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of each of the Companies as of September 30, 1997.

                 (b) Except as set forth in Part 2.8 of the Disclosure Schedule, all existing accounts receivable of each of the Companies (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since September 30, 1997 and have not yet been collected) represent valid obligations of customers of Subsidiary arising from bona fide transactions entered into in the Ordinary Course of Business.

                 (c) Part 2.8 of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer or other Person that accounted for more than ten percent (10%) of the consolidated gross revenues of the Companies in any of the last three completed fiscal years or in the six-month period ended September 30, 1997. None of the Companies has received any notice or other communication (in writing or otherwise), and has not received any other information, indicating that any customer or other Person may cease dealing with the Companies or may otherwise reduce the volume of business transacted by such Person with the Companies below historical levels.

         2.9 INVENTORY. All of the Companies' existing inventory (including all inventory that is reflected on the Unaudited Interim Balance Sheet and that has not been disposed of by the Companies since September 30,
1997) (a) is of such quality and quantity as to be usable and saleable by Subsidiary in the Ordinary Course of Business, (b) has been priced at the lower of cost or market value using the "last-in, first-





                                      10.

out" method, and (c) is free of any defect or deficiency. The inventory levels maintained by the Companies (x) are not excessive in light of the Companies' normal operating requirements and (y) are adequate for the conduct of the Companies' operations in the Ordinary Course of Business.

         2.10 TANGIBLE ASSETS. Each tangible asset owned or leased by the Companies (a) is structurally sound, free of defects and deficiencies and in good condition and repair (ordinary wear and tear excepted), (b) complies in all respects with, and is being operated and otherwise used in full compliance with, all applicable Legal Requirements of which each of the Companies, the Selling Shareholders and the Principal HYP Shareholders is aware and (c) is adequate for the uses to which it is being put. Such assets are adequate for the conduct of the Companies' business in the manner in which such business is currently being conducted and in the manner in which such business is proposed to be conducted.

         2.11 REAL PROPERTY. None of the Companies owns any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.11 of the Disclosure Schedule. The Companies enjoy peaceful and undisturbed possession of such premises.

         2.12    PROPRIETARY ASSETS.

                 (a) Except as set forth in Part 2.12 of the Disclosure Schedule, there is no Proprietary Asset that is owned by or licensed to the Companies or that is otherwise used or useful in connection with the Companies' business.

                 (b) Each of the Companies has taken all measures and precautions necessary to protect the confidentiality and value of each Proprietary Asset identified or required to be identified in Part 2.12 of the Disclosure Schedule.

                 (c) None of the Companies is infringing, or has at any time infringed or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement of, any Proprietary Asset owned or used by any other Person. To the best of the Knowledge of the Companies, the Selling Shareholders and the Principal HYP Shareholders, no other Person is infringing, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset owned or used by the Companies.





                                      11.

                 (d) The Proprietary Assets identified in Part 2.12 of the Disclosure Schedule constitute all of the Proprietary Assets necessary to enable the Companies to conduct their business in the manner in which their business is currently being conducted and in the manner in which their business is proposed to be conducted.

         2.13    SUBSIDIARY CONTRACTS.

                 (a) Part 2.13 of the Disclosure Schedule identifies and provides an accurate and complete description of each Subsidiary Contract, except for any Excluded Contract. Subsidiary has delivered to Purchaser and counsel to Purchaser accurate and complete copies of all Subsidiary Contracts identified in Part 2.13 of the Disclosure Schedule, including all amendments thereto.

                 (b) Each Subsidiary Contract is valid and in full force and effect, and is enforceable by in accordance with its terms.

                 (c)      Except as set forth in Part 2.13 of the Disclosure
Schedule:

                          (1)     no Person has violated or breached, or
declared or committed any default under, any Subsidiary Contract;

                          (2)     no event has occurred, and no circumstance or
condition exists, that might (with or without notice or lapse of time) (A) result in a violation or breach of any of the provisions of any Subsidiary Contract, (B) give any Person the right to declare a default or exercise any remedy under any Subsidiary Contract, (C) give any Person the right to accelerate the maturity or performance of any Subsidiary Contract or (D) give any Person the right to cancel, terminate or modify any Subsidiary Contract;

                          (3)     none of the Companies has received any notice
or other communication (in writing or otherwise) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Subsidiary Contract; and

                          (4)     none of the Companies has waived any of its
rights under any Subsidiary Contract.

                 (d) To the best of the Knowledge of the Companies, the Selling Shareholders and the Principal HYP Shareholders, each Person against which the Companies has or may acquire any rights under any Subsidiary Contract is solvent and is able to satisfy all of such Person's current and future monetary obligations and other obligations and Liabilities to the Companies.

                 (e)      Except as set forth in Part 2.13 of the Disclosure
Schedule: (1) none of the Companies has ever guaranteed or otherwise agreed to cause, insure or become liable for, and none of the Companies has ever pledged any of its assets to secure, the performance or payment of any obligation or other Liability of any other Person; and (2) none of the Companies has ever been a party to or bound by (A) any joint venture agreement, partnership agreement, profit-sharing agreement, cost-sharing agreement, loss-sharing agreement or similar Contract, or (B) any Contract that creates or grants to any Person, or provides for the creation or grant of, any stock appreciation right, phantom stock right or similar right or interest.

                 (f) The performance of the Subsidiary Contracts will not result in any violation of or failure to comply with any Legal Requirement.





                                      12.

                 (g) No Person is renegotiating, or has the right to renegotiate, any amount paid or payable to the Companies under any Contract or any other term or provision of any Contract.

                 (h) The Subsidiary Contracts identified in Part 2.13 of the Disclosure Schedule and the Excluded Contracts collectively constitute all of the Contracts necessary to enable the Companies to conduct their business in the manner in which their business is currently being conducted and in the manner in which their business is proposed to be conducted.

                 (i) Part 2.13 of the Disclosure Schedule identifies and provides an accurate and complete description of each material proposed Contract as to which any bid, offer, written proposal, term sheet or similar document has been submitted or received by the Companies.

         2.14    LIABILITIES; MAJOR SUPPLIERS.

                 (a) None of the Companies has any Liabilities, except for: (1) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (2) accounts payable (of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred by Subsidiary in the Ordinary Course of Business since September 30, 1997; and (3) obligations under the Subsidiary Contracts listed in Part 2.13 of the Disclosure Schedule and under Excluded Contracts.

                 (b) None of the Companies has paid, and none of the Companies is or will become liable for the payment of, any fees, costs or expenses of the type referred to in Section 11.5(a).

         2.15    COMPLIANCE WITH LEGAL REQUIREMENTS.

                 (a)      Except as set forth in Part 2.15 of the Disclosure
Schedule:

                          (1)     each of the Companies is in full compliance
with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets;

                          (2)     each of the Companies has at all times been
in full compliance with each Legal Requirement that is or was applicable to it or to the conduct of its business or the ownership or use of any of its assets;

                          (3)     no event has occurred, and no condition or
circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by the Companies of, or a failure on the part of the Companies to comply with, any Legal Requirement; and

                          (4)     none of the Companies has received, at any
time, any written notice or other communication from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement or (B) any actual, alleged, possible or potential obligation on the part of any of the Companies to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.

                 (b) The Companies have delivered to Purchaser an accurate and complete copy of each report, study, survey or other document to which the Companies has access that addresses or otherwise relates to the compliance of the Companies with, or the applicability to the Companies of, any Legal Requirement.





                                      13.

                 (c) To the best of the Knowledge of the Companies, the Selling Shareholders and the Principal HYP Shareholders, no Governmental Body has proposed or is considering any Legal Requirement that, if adopted or otherwise put into effect, (1) may have a material adverse effect on the business, condition, assets, liabilities, operations, financial performance, net income or prospects of the Companies or on the ability of the Companies, any of the Selling Shareholders or any of the Principal HYP Shareholders to comply with or perform any covenant or obligation under any of the Transactional Agreements or (2) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

         2.16    GOVERNMENTAL AUTHORIZATIONS.

                 (a)      Except as set forth in Part 2.16 of the Disclosure
Schedule:

                          (1)     Each of the Companies and their respective
employees is and has at all times been in substantial compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 2.16 of the Disclosure Schedule;

                          (2)     To the best of the Knowledge of the
Companies, the Selling Shareholders and the Principal HYP Shareholders, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization identified or required to be identified in Part 2.16 of the Disclosure Schedule or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization identified or required to be identified in Part 2.16 of the Disclosure Schedule;

                          (3)     none of the Companies has ever received, and,
to the best of the Knowledge of the Companies, the Selling Shareholders and the Principal HYP Shareholders, no employee of the Companies has ever received, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization; and

                          (4)     all applications required to have been filed
for the renewal of the Governmental Authorizations required to be identified in
Part 2.16 of the Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and each other notice or filing required to have been given or made with respect to such Governmental Authorizations has been duly given or made on a timely basis with the appropriate Governmental Body.

                 (b)      The Governmental Authorizations identified in Part
2.16 of the Disclosure Schedule constitute all of the principal business licenses currently in effect.





                                      14.

         2.17    TAX MATTERS.

                 (a) Each Tax required to have been paid, or claimed by any Governmental Body to be payable, by the Companies (whether pursuant to any Tax Return or otherwise) has been duly paid in full or on a timely basis. Any Tax required to have been withheld or collected by the Companies has been duly withheld and collected and (to the extent required) each such Tax has been paid to the appropriate Governmental Body.

                 (b) Part 2.17 of the Disclosure Schedule accurately identifies all Tax Returns required to be filed by or on behalf of the Companies with any Governmental Body with respect to any taxable period ending on or before the Closing Date ("RETURNS"). All Returns (1) have been or shall be filed when due and (2) have been, or shall be when filed, accurately and completely prepared in full compliance with all applicable Legal Requirements. All amounts shown on the Returns to be due on or before the Closing Date, and all amounts otherwise payable in connection with the Returns on or before the Closing Date, have been or shall be paid on or before the Closing Date. The Companies have delivered to Purchaser accurate and complete copies of all Returns filed since January 17, 1995.

                 (c) The Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. The Companies shall establish, in the Ordinary Course of Business, reserves adequate for the payment of all Taxes for the period from September 30, 1997 through the Closing Date, and shall disclose the dollar amount of such reserves to Purchaser on or prior to the Closing Date.

                 (d) Each Return relating to income Taxes that has been filed with respect to any period ended on or prior to January 17, 1995 has either (1) been examined and audited by all relevant Governmental Bodies or (2) by virtue of the expiration of the limitation period under applicable Legal Requirements, is no longer subject to examination or audit by any Governmental Body. Part 2.17 of the Disclosure Schedule accurately identifies each examination or audit of any Return that has been conducted. The Companies have delivered to Purchaser accurate and complete copies of all audit reports and similar documents to which the Companies have access relating to Returns. Except as set forth in Part 2.17 of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Returns has been granted (by the Companies or any other Person), and no such extension or waiver has been requested from the Companies.

                 (e) Except as set forth in Part 2.17 of the Disclosure Schedule, no claim or other Proceeding is pending or has been threatened against or with respect to the Companies in respect of any Tax. There are no unsatisfied Liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Companies.

         2.18    EMPLOYEE AND LABOR MATTERS.

                 (a) Part 2.18 of the Disclosure Schedule (1) contains a true and correct list of all employees (including employees who are on a leave of absence or on layoff status) to whom each of the Companies is paying compensation, including bonuses and incentives, at an annual rate in excess of $100,000 for services rendered or otherwise, and in the case of salaried employees such list identifies the current annual rate of compensation for each employee and in the case of hourly or commission employees identifies certain reasonable ranges of rates and the number of employees falling within each such range; (2) lists each Current Benefit Plan in which such employees participate or are eligible to





                                      15.

participate; and (3) lists any Governmental Authorization that is held by any such employee and that relates to or is useful in connection with the Companies' business.

                 (b) Part 2.18 of the Disclosure Schedule accurately identifies each former employee of any of the Companies who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits (whether from the Companies or otherwise) relating to such former employee's employment with the Companies. Part 2.18 of the Disclosure Schedule accurately describes such benefits.

                 (c) Except as set forth in Part 2.18 of the Disclosure Schedule, none of the Companies is a party to or bound by, has ever been a party to or bound by, or is required to be bound by, any employment agreement or any union contract, collective bargaining agreement or similar Contract.

                 (d) The employment of each employee of each of the Companies is terminable by the employer at will. Subsidiary delivered to Purchaser and counsel for Purchaser accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the current and former employees of each of the Companies and the Joint Ventures.

                 (e) To the best of the Knowledge of the Companies, the Selling Shareholders and the Principal HYP Shareholders: (1) no key employee of the Companies intends to terminate his or her employment with the Companies;
(2) no key employee of the Companies has received an offer to join a business that may be competitive with the Companies' business; and (3) no employee of the Companies is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract that may have an adverse effect on
(A) the performance by such employee of any of his duties or responsibilities as an employee of Subsidiary or Parent, or (B) the business or operations of the Companies.

                 (f) None of the Companies is or has ever been engaged in any unfair labor practice of any nature. There has never been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting the Companies or any of their respective employees. There is not now pending, and no Person has threatened to commence, any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute. No event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or provide a basis for the commencement of any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute.

         2.19    BENEFIT PLANS.

                 (a) Part 2.19 of the Disclosure Schedule identifies and provides an accurate and complete description of each Current Benefit Plan and each Past Benefit Plan. None of the Companies has ever established, adopted, maintained, sponsored, contributed to, participated in or incurred any Liability with respect to any Employee Benefit Plan, except for the Plans identified in Part 2.19 of the Disclosure Schedule. None of the Companies has ever provided or made available any fringe benefit, post-retirement or post-employment benefit or other benefit of any nature to any of its employees except as set forth in Part 2.19 of the Disclosure Schedule.

                 (b) Subsidiary has delivered to Purchaser, with respect to each Company Plan:





                                      16.

                          (1)     an accurate and complete copy of such Company
Plan and all amendments thereto (including any amendment that is scheduled to take effect in the future);

                          (2)     an accurate and complete copy of each
Contract (including any trust agreement, funding agreement, service provider agreement, insurance agreement, investment management agreement or recordkeeping agreement) relating to such Company Plan;

                          (3)     an accurate and complete copy of any
description, summary, notification, report or other document that has been furnished to any employee of any of the Companies with respect to such Company Plan;

                          (4)     an accurate and complete copy of any form,
report, registration statement or other document that has been filed with or submitted to any Governmental Body with respect to such Company Plan; and

                          (5)     an accurate and complete copy of any
determination letter, notice or other document that has been issued by, or that has been received by any of the Companies from, any Governmental Body with respect to such Company Plan.

                 (c) Each Company Plan has at all times been operated and administered in full compliance with the provisions thereof. Each contribution or other payment that is required to have been accrued or made under or with respect to any Company Plan has been duly accrued and made on a timely basis.

                 (d) Each Company Plan has at all times complied and been operated and administered in full compliance with all applicable Legal Requirements. None of the Companies has ever incurred any Liability to any Governmental Body with respect to any Company Plan, and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) give rise directly or indirectly to any such Liability. None of the Companies, and no Person that is or was an administrator or fiduciary of any Company Plan (or that acts or has acted as an agent of any of the Companies or any such administrator or fiduciary), has engaged in any transaction or has otherwise acted or failed to act in a manner that has subjected or may subject the Companies to any Liability for breach of any fiduciary duty or any other duty.

                 (e) No inaccurate or misleading representation, statement or other communication has been made or directed (in writing or otherwise) to any current or former employee of the Companies (1) with respect to such employee's participation, eligibility for benefits, vesting, benefit accrual or coverage under any Company Plan or with respect to any other matter relating to any Company Plan or (2) with respect to any proposal or intention on the part of the Companies to establish or sponsor any Employee Benefit Plan or to provide or make available any fringe benefit or other benefit of any nature.

                 (f) Except as set forth in Part 2.19 of the Disclosure Schedule, none of the Companies has advised any of its employees (in writing or otherwise) that it intends or expects to establish or sponsor any Employee Benefit Plan or to provide or make available any fringe benefit or other benefit of any nature in the future.

                 (g) Subsidiary's employees in Hong Kong are not and are not required to be covered by any Employee Benefit Plan. The Joint Ventures' employees in the PRC are all hired on a contractual basis and consequently neither Subsidiary, Parent nor the Joint Ventures have any obligation for any pension liabilities for such employees.





                                      17.

         2.20    ENVIRONMENTAL MATTERS.

                 (a) None of the Companies has ever received any notice or other communication (in writing or otherwise) from any Governmental Body or other Person regarding any actual, alleged, possible or potential Liability arising from or relating to the presence, generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release, emission or disposal of any Hazardous Material.
No Person has ever commenced or threatened to commence any contribution action or other Proceeding against any of the Companies in connection with any such actual, alleged, possible or potential Liability; and no event has occurred, and no condition or circumstance exists, that may directly or indirectly give rise to, or result in the Companies becoming subject to, any such Liability.

                 (b) Except as set forth in Part 2.20 of the Disclosure Schedule, none of the Companies has ever generated, manufactured, produced, transported, imported, used, treated, refined, processed, handled, stored, discharged, released or disposed of any Hazardous Material (whether lawfully or unlawfully). Except as set forth in Part 2.20 of the Disclosure Schedule, none of the Companies has ever permitted (knowingly or otherwise) any Hazardous Material to be generated, manufactured, produced, used, treated, refined, processed, handled, stored, discharged, released or disposed of (whether lawfully or unlawfully): (1) on or beneath the surface of any real property that is, or that has at any time been, owned by, leased to, controlled by or used by the Companies; (2) in or into any surface water, groundwater, soil or air associated with or adjacent to any such real property; or (3) in or into any well, pit, pond, lagoon, impoundment, ditch, landfill, building, structure, facility, improvement, installation, equipment, pipe, pipeline, vehicle or storage container that is or was located on or beneath the surface of any such real property or that is or has at any time been owned by, leased to, controlled by or used by any of the Companies.

                 (c) All property that is owned by, leased to, controlled by or used by the Companies, and all surface water, groundwater, soil and air associated with or adjacent to such property: (1) is in clean and healthful condition; (2) is free of any Hazardous Material and any harmful chemical or physical conditions; and (3) is free of any environmental contamination of any nature.

                 (d) Each storage tank or other storage container that is or has been owned by, leased to, controlled by or used by the Companies, or that is located on or beneath the surface of any real property owned by, leased to, controlled by or used by the Companies: (1) is in sound condition; and (2) has been demonstrated by accepted testing methodologies to be free of any corrosion or leaks.

         2.21    SALE OF PRODUCTS; PERFORMANCE OF SERVICES.

                 (a) Each product that has been sold by the Companies to any Person: (1) conformed and complied in all respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements; and (2) was free of any design defects, construction defects or other defects or deficiencies at the time of sale. All repair services and other services that have been performed by the Companies were performed properly and in full conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements.

                 (b) None of the Companies shall incur or otherwise become subject to any Liability arising directly or indirectly from any product manufactured or sold, or any repair services or other services performed by, the Companies on or at any time prior to the Closing Date.





                                      18.

                 (c) No product manufactured or sold by the Companies has been the subject of any recall or other similar action; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such recall or other similar action relating to any such product.

                 (d) Except as set forth in Part 2.21 of the Disclosure Schedule, no customer or other Person has ever asserted or threatened to assert any claim against the Companies (1) under or based upon any warranty provided by or on behalf of the Companies, or (2) under or based upon any other warranty relating to any product sold by the Companies or any services performed by the Companies. To the best of the Knowledge of the Companies, the Selling Shareholders and the Principal HYP Shareholders, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for the assertion of any such claim.

                 (e) Each of the Companies has at all times had in place, an adequate and appropriate quality control system that is at least as comprehensive and effective as the quality control systems customarily maintained by Comparable Entities.

         2.22    INSURANCE.

                 (a) Part 2.22 of the Disclosure Schedule accurately sets forth, with respect to each insurance policy maintained by or at the expense of, or for the direct or indirect benefit of, the Companies: (1) the name of the insurance carrier that issued such policy and the policy number of such policy; (2) whether such policy is a "claims made" or an "occurrences" policy;
(3) a description of the coverage provided by such policy and the material terms and provisions of such policy (including all applicable coverage limits, deductible amounts and co-insurance arrangements and any non-customary exclusions from coverage); (4) the annual premium payable with respect to such policy, and the cash value (if any) of such policy; and (5) a description of any claims pending, and any claims that have been asserted in the past, with respect to such policy.

         Part 2.22 also identifies (a) each pending application for insurance that has been submitted by or on behalf of the Companies, and (b) each self-insurance or risk-sharing arrangement affecting the Companies or any of their assets. Subsidiary has delivered to Purchaser accurate and complete copies of all of the insurance policies identified in Part 2.22 of the Disclosure Schedule (including all renewals thereof and endorsements thereto) and all of the pending applications identified in Part 2.22 of the Disclosure Schedule.

                 (b) Each of the policies identified in Part 2.22 of the Disclosure Schedule is valid, enforceable and in full force and effect. All of the information contained in the applications submitted in connection with said policies was (at the times said applications were submitted) accurate and complete, and all premiums and other amounts owing with respect to said policies have been paid in full on a timely basis. The nature, scope and dollar amounts of the insurance coverage provided by said policies are sufficient to adequately insure the Companies' business, assets, operations, key employees, services and potential liabilities; and said insurance coverage is at least as comprehensive as the insurance coverage customarily maintained by Comparable Entities.

                 (c) Except as set forth in Part 2.22 of the Disclosure Schedule, there is no pending claim under or based upon any of the policies identified in Part 2.22 of the Disclosure Schedule; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such claim.





                                      19.

                 (d) None of the Companies has received: (1) any notice or other communication (in writing or otherwise) regarding the actual or possible cancellation or invalidation of any of the policies identified in Part
2.22 of the Disclosure Schedule or regarding any actual or possible adjustment in the amount of the premiums payable with respect to any of said policies; (2) any notice or other communication (in writing or otherwise) regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of the policies identified in Part 2.22 of the Disclosure Schedule; or (3) any indication that the issuer of any of the policies identified in Part 2.22 of the Disclosure Schedule may be unwilling or unable to perform any of its obligations thereunder.

         2.23 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.23 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since January 17, 1995 had, any direct or indirect interest of any nature in any asset used in or otherwise relating to the business of the Companies; (b) no Related Party is, or has at any time since January 17, 1995 been, indebted to the Companies; (c) since January 17, 1995, no Related Party has entered into, or has had any direct or indirect financial interest in, any Contract, transaction or business dealing of any nature involving the Companies; (d) no Related Party is competing, or has at any time since January 17, 1995 competed, directly or indirectly, with the Companies in any market served by the Companies; (e) no Related Party has any claim or right against the Companies; and (f) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Related Party against the Companies.

         2.24 CERTAIN PAYMENTS, ETC. None of the Companies, and no officer, employee, agent or other Person associated with or acting for or on behalf of the Companies, has at any time, directly or indirectly:

                 (a) used any corporate funds (1) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity, (2) to make any unlawful payment to any governmental official or employee or (3) to establish or maintain any unlawful or unrecorded fund or account of any nature;

                 (b) made any false or fictitious entry, or failed to make any entry that should have been made, in any of the books of account or other records of the Companies;

                 (c) made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any Person;

                 (d) made any payment (whether or not lawful) to any Person, or provided (whether lawfully or unlawfully) any favor or anything of value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for (1) favorable treatment in securing business or (2) any other special concession; or

                 (e) agreed, committed, offered or attempted to take any of the actions described in clauses (a) through (d) above.

         2.25    PROCEEDINGS; ORDERS.

                 (a) Except as set forth in Part 2.25 of the Disclosure Schedule, there is no pending Proceeding, and no Person has threatened to commence any Proceeding: (1) that involves the Companies or that otherwise relates to or might affect the Companies' business or any of the assets owned or used by the Companies (whether or not the Companies is named as a party thereto); or (2) that challenges, or





                                      20.

that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions. Except as set forth in Part 2.25 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

                 (b) Except as set forth in Part 2.25 of the Disclosure Schedule, no Proceeding has ever been commenced by or against the Companies; and no Proceeding otherwise involving or relating to the Companies has been pending or threatened at any time.

                 (c) Subsidiary has delivered to Purchaser accurate and complete copies of all pleadings, correspondence and other written materials to which the Companies has access that relate to the Proceedings identified in
Part 2.25 of the Disclosure Schedule.

                 (d) There is no Order to which the Companies, or any of the assets owned or used by the Companies, is subject; and none of the Selling Shareholders is subject to any Order that relates to the Companies' business or to any of the assets owned or used by the Companies.

                 (e) To the best of the Knowledge of the Companies, the Selling Shareholders and the Principal HYP Shareholders, no officer or key employee of the Companies is subject to any Order that prohibits such officer or key employee from engaging in or continuing any conduct, activity or practice relating to the Companies' business.

                 (f) To the best of the Knowledge of the Companies, the Selling Shareholders and the Principal HYP Shareholders, there is no proposed Order that, if issued or otherwise put into effect, (1) may have an adverse effect on the Companies' business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof) or on the ability of the Companies or any of the Selling Shareholders or Principal HYP Shareholders to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (2) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

         2.26    AUTHORITY; BINDING NATURE OF AGREEMENTS.

                 (a) Each of Parent and Subsidiary has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by each of Parent and Subsidiary of this Agreement have been duly authorized by all necessary action on the part of each of Parent and Subsidiary and their shareholders, board of directors and officers. This Agreement constitutes the legal, valid and binding obligation of each of Parent and Subsidiary, enforceable against each of Parent and Subsidiary in accordance with its terms.

                 (b) Each Selling Shareholder and Principal HYP Shareholder has the absolute and unrestricted right, power and capacity to enter into and to perform its obligations under each of the Transactional Agreements to which such Selling Shareholder is or may become a party. This Agreement constitutes the legal, valid and binding obligation of each of the Selling Shareholders and Principal HYP Shareholders, enforceable against each of them in accordance with its terms. Upon the execution of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements will constitute the legal, valid and binding obligation of each Selling Shareholder and Principal HYP Shareholder who is a party thereto, and will be enforceable against such Selling Shareholder and Principal HYP Shareholder in accordance with its terms.





                                      21.

         2.27 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.27 of the Disclosure Schedule, neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time):

                 (a) contravene, conflict with or result in a violation of (as appropriate) (1) any of the provisions of the memorandum of association, articles of association or joint venture agreements of the Companies, or (2) any resolution adopted by the shareholders or equityholders, board of directors or governing board or any committee thereof of the Companies;

                 (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Companies, any of the Selling Shareholders or any of the Principal HYP Shareholders, or the Parent Shares or any of the assets owned or used by the Companies, is subject;

                 (c) cause the Companies, Purchaser or any affiliate of Purchaser to become subject to, or to become liable for the payment of, any Tax;

                 (d) cause any of the assets owned or used by the Companies to be reassessed or revalued by any taxing authority or other Governmental Body;

                 (e) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Companies or any of their employees or that otherwise relates to the Companies' business or to any of the assets owned or used by the Companies;

                 (f) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Subsidiary Contract;

                 (g) give any Person the right to (1) declare a default or exercise any remedy under any Subsidiary Contract, (2) accelerate the maturity or performance of any Subsidiary Contract, or (3) cancel, terminate or modify any Subsidiary Contract;

                 (h) contravene, conflict with or result in a violation or breach of or a default under any provision of, or give any Person the right to declare a default under, any Contract to which any of the Selling Shareholders or Principal HYP Shareholders is a party or by which any of the Selling Shareholders or Principal HYP Shareholders is bound; or

                 (i) result in the imposition or creation of any Encumbrance upon or with respect to any of the Parent Shares or any asset owned or used by the Companies.

Except as set forth in Part 2.27 of the Disclosure Schedule, neither the Companies nor any of the Selling Shareholders or Principal HYP Shareholders was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions.

         2.28 BROKERS. None of the Companies nor any of the Selling Shareholders or Principal HYP Shareholders has agreed or become obligated to pay, or has taken any action that might result in any





                                      22.

Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

         2.29    SELLING SHAREHOLDERS AND PRINCIPAL HYP SHAREHOLDERS.

                 (a) Each Selling Shareholder and Principal HYP Shareholder has the capacity and financial capability to comply with and perform all of its covenants and obligations under each of the Transactional Agreements to which it is or may become a party.

                 (b)      No Selling Shareholder or Principal HYP Shareholder:

                          (1)     has, at any time, (A) made a general
assignment for the benefit of creditors, (B) filed, or had filed against such Selling Shareholder or Principal HYP Shareholder, any bankruptcy petition or similar filing, (C) suffered the attachment or other judicial seizure of all or a substantial portion of the assets of such Selling Shareholder or Principal HYP Shareholder, (D) admitted in writing the inability to pay the debts of such Selling Shareholder or Principal HYP Shareholder as they become due, (E) been convicted of, or pleaded guilty to, any felony, or (F) taken or been the subject of any action that may have an adverse effect on its ability to comply with or perform any of its covenants or obligations under any of the Transactional Agreements; or

                          (2)     is subject to any Order that may have an
adverse effect on its ability to comply with or perform any of its covenants or obligations under any of the Transactional Agreements.

                 (c) There is no Proceeding pending, and no Person has threatened to commence any Proceeding, that may have an adverse effect on the ability of any Selling Shareholder or Principal HYP Shareholder to comply with or perform any of the covenants or obligations of such Selling Shareholder or Principal HYP Shareholder under any of the Transactional Agreements. No event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

         2.30    FULL DISCLOSURE.

                 (a) None of the Transactional Agreements contains or will contain any untrue statement of fact and none of the Transactional Agreements omits or will omit to state any fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading.

                 (b) Except as set forth in Part 2.30 of the Disclosure Schedule, there is no fact within the Knowledge the Companies or any of the Selling Shareholders or Principal HYP Shareholders (other than publicly known facts relating exclusively to political or economic matters of general applicability that will adversely affect all Comparable Entities) that (1) may have an adverse effect on the Companies' business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof) or on the ability of the Companies or any of the Selling Shareholders or Principal HYP Shareholders to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (2) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

         2.31    CHAN HOLDINGS AND CHAN ONLY REPRESENTATIONS.





                                      23.

                 (a) Neither Chan Holdings nor Chan is a "U.S. person" (as such term is defined in Regulation S promulgated under the Securities Act ("REGULATION S") and neither Chan Holdings nor Chan is purchasing the Purchaser Stock for the account of any "U.S. person."

                 (b) Neither Chan Holdings nor Chan nor any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Purchaser Stock, and all such persons have complied and will comply with the offering restrictions of Regulation S.

                 (c) Each of Chan Holdings and Chan is purchasing the Purchaser Stock pursuant to a private sale exempt from registration under the Securities Act and understands that the Purchaser Stock has not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

         2.32    HYP AND PRINCIPAL HYP SHAREHOLDER ONLY REPRESENTATIONS.

                 (a) By reason of its, or of its management's, business or financial experience, each of HYP and the Principal HYP Shareholders has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, each of HYP and the Principal HYP Shareholders is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

                 (b) It is an accredited investor within the meaning of Regulation D under the Securities Act.

                 (c) Each of HYP and the Principal HYP Shareholders has received and read the Financial Statements and the Unaudited Interim Balance Sheet and has had an opportunity to discuss Purchaser's business, management and financial affairs with directors, officers and management of Purchaser and has had the opportunity to review Purchaser's operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, Purchaser and its management regarding the terms and conditions of the Purchaser Stock.

SECTION 3.       REPRESENTATIONS AND WARRANTIES OF PURCHASER.

         Purchaser represents and warrants, to and for the benefit of the Selling Shareholders and Principal HYP Shareholders, as follows:

         3.1 VALID ISSUANCE OF PURCHASER STOCK. The Purchaser Stock that is being issued to the Selling Shareholders hereunder, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and Federal securities laws.

         3.2 SEC FILINGS. Purchaser has delivered to the Agent (or the Agent has otherwise obtained) a complete and accurate copy of each report, schedule, registration statement and definitive proxy statement filed by Purchaser with the SEC on or after March 15, 1997 (the "PURCHASER SEC REPORTS"), which are all the forms, reports and documents required to be filed by Purchaser with the SEC since such date. The Purchaser SEC Reports (i) complied with the requirements of the Securities Act or the Exchange Act, as the case may be, at and as of the times they were filed (or, if amended or superseded





                                      24.

by a filing prior to the date of this Agreement, then on the date of such filing) and (ii) did not at and as of the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.3 ACQUISITION OF SHARES. Purchaser is not acquiring the Parent Shares with the current intention of making a public distribution thereof.

         3.4 AUTHORITY; BINDING NATURE OF AGREEMENT. Purchaser has the absolute and unrestricted right, power and authority to enter into and, subject to shareholder approval, perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Purchaser has been duly authorized by all necessary action on the part of Purchaser and its board of directors. This Agreement and the Escrow Agreement will constitute legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms.

         3.5 SECURITIES ACT. Based upon the representations and warranties of the Selling Shareholders and the Principal HYP Shareholders contained herein, the issuance and sale of the Purchaser Stock will not require registration under the Securities Act.

SECTION 4. PRE-CLOSING COVENANTS OF PARENT, SUBSIDIARY, THE SELLING SHAREHOLDERS
           AND THE PRINCIPAL HYP SHAREHOLDERS.

         4.1 ACCESS AND INVESTIGATION. Parent, Subsidiary, the Selling Shareholders and the Principal HYP Shareholders will ensure that, at all times during the Pre-Closing Period:

                 (a) Parent and Subsidiary and their Representatives provide Purchaser and its Representatives with free and complete access to their Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Companies;

                 (b) Parent and Subsidiary and their Representatives provide Purchaser and its Representatives with such copies of existing books, records, Tax Returns, work papers and other documents and information relating to the Companies as Purchaser may request in good faith; and

                 (c) Parent and Subsidiary and their Representatives compile and provide Purchaser and its Representatives with such additional financial, operating and other data and information regarding the Companies as Purchaser may request in good faith.

         4.2 OPERATION OF BUSINESS. Parent, Subsidiary, the Selling Shareholders and the Principal HYP Shareholders will ensure that, without the prior written consent of Purchaser, during the Pre-Closing Period:

                 (a) none of the Selling Shareholders or the Principal HYP Shareholders directly or indirectly sells or otherwise transfers, or offers, agrees or commits (in writing or otherwise) to sell or otherwise transfer, any of the Parent Shares or shares of capital stock of HYP or any interest in or right relating to any of the Parent Shares or shares of capital stock of HYP;

                 (b) none of the Selling Shareholders permits, and none of the Selling Shareholders offers, agrees or commits (in writing or otherwise) to permit, any of the Parent Shares to become subject,





                                      25.

directly or indirectly, to any Encumbrance, other than the lockup agreement in favor of Van Kasper & Company;

                 (c) each of the Companies conducts its operations exclusively in the Ordinary Course of Business or as set forth in the Business Plan of Subsidiary (the "BUSINESS PLAN") previously delivered to Purchaser and in the same manner as such operations have been conducted prior to the date of this Agreement;

                 (d) each of the Companies preserves intact its current business organization, keeps available the services of its current officers and key employees and maintains its relations and good will with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with each of the Companies;

                 (e) each of the Companies keeps in full force all insurance policies identified in Part 2.22 of the Disclosure Schedule;

                 (f) the officers of each of the Companies confer regularly with Purchaser concerning operational matters and otherwise report regularly to Purchaser concerning the status of the Companies' business, condition, assets, liabilities, operations, financial performance and prospects;

                 (g) each of the Companies immediately notifies Purchaser of any inquiry, proposal or offer from any Person relating to any Acquisition Transaction;

                 (h) none of the Companies declares, accrues, sets aside or pays any dividend or make any other distribution in respect of any shares of capital stock, or repurchases, redeems or otherwise reacquires any shares of capital stock or other securities, provided, however, that prior to the Closing, Prior to the Closing (as defined below), Parent may redeem all or a portion of the Parent Preferred Shares for an aggregate redemption price not to exceed $5,000,000 (which shall only be distributed by Parent to the Selling Shareholders or the Agent) (the "PERMITTED REDEMPTION");

                 (i) except as disclosed in Part 2.3 of the Disclosure Schedule, none of the Companies sells or otherwise issues any shares of capital stock or any other securities;

                 (j) none of the Companies amends its articles of association or memorandum of association or effects or becomes a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                 (k) none of the Companies forms any subsidiary or acquires any equity interest or other interest in any other Entity;

                 (l) none of the Companies makes any capital expenditure, except for capital expenditures that are made in the Ordinary Course of Business;

                 (m) none of the Companies enters into or permits any of the assets owned or used by it to become bound by any Contract, except for any Excluded Contract or as described in the Business Plan;

                 (n) none of the Companies incurs, assumes or otherwise becomes subject to any Liability, except for current liabilities (of the type required to be reflected in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred in the Ordinary Course of Business;





                                      26.

                 (o) none of the Companies establishes or adopts any Employee Benefit Plan, or pays any bonus or makes any profit-sharing or similar payment to, or increases the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or key employees, other than the adoption of an Employee Benefit Plan similar to the Employee Benefit Plan maintained by Purchaser;

                 (p)      none of the Companies makes any Tax election;

                 (q) none of the Companies commences any Proceeding except in the Ordinary Course of Business;

                 (r) none of the Companies enters into any transaction or take any other action of the type referred to in Section 2.5 hereof;

                 (s) none of the Companies enters into any transaction or take any other action outside the Ordinary Course of Business;

                 (t) none of the Companies enters into any transaction or take any other action that might cause or constitute a Breach of any representation or warranty made by the Companies or any of the Selling Shareholders or Principal HYP Shareholders in this Agreement or in the Closing Certificate; and

                 (u) none of the Companies agrees, commits or offers (in writing or otherwise), or attempts, to take any of the actions described in clauses (i) through (v) of this Section 4.2.

         4.3 FILINGS AND CONSENTS. Parent, Subsidiary, the Selling Shareholders and the Principal HYP Shareholders will ensure that:

                 (a) each filing or notice required to be made or given (pursuant to any applicable Legal Requirement, Order or Contract or otherwise) by the Companies or any of the Selling Shareholders or Principal HYP Shareholders in connection with the execution and delivery of any of the Transactional Agreements or in connection with the consummation or performance of any of the Transactions (including each of the filings and notices identified in Part 2.28 of the Disclosure Schedule) is made or given as soon as possible after the date of this Agreement;

                 (b) each Consent required to be obtained (pursuant to any applicable Legal Requirement, Order or Contract, or otherwise) by the Companies or any of the Selling Shareholders or Principal HYP Shareholders in connection with the execution and delivery of any of the Transactional Agreements or in connection with the consummation or performance of any of the Transactions (including each of the Consents identified in Part 2.28 of the Disclosure Schedule) is obtained as soon as possible after the date of this Agreement and remains in full force and effect through the Closing Date;

                 (c) Subsidiary promptly delivers to Purchaser a copy of each filing made, each notice given and each Consent obtained by the Companies or any Selling Shareholder or Principal HYP Shareholder during the Pre-Closing Period; and

                 (d) during the Pre-Closing Period, each of the Companies and their Representatives cooperate with Purchaser and with Purchaser's Representatives, and prepare and make available such documents and take such other actions as Purchaser may request in good faith, in connection with any filing, notice or Consent that Purchaser is required or elects to make, give or obtain.





                                      27.

         4.4     NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE.

                 (a) During the Pre-Closing Period, Parent, Subsidiary, the Selling Shareholders and the Principal HYP Shareholders will promptly notify Purchaser in writing of:

                          (1)     the discovery by any of them of any event,
condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a Breach of any representation or warranty made by any of them in this Agreement;

                          (2)     any event, condition, fact or circumstance
that occurs, arises or exists after the date of this Agreement and that would cause or constitute a Breach of any representation or warranty made by any of them in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                          (3)     any Breach of any covenant or obligation
contained in this Agreement by any of them; and

                          (4)     any event, condition, fact or circumstance
that may make the timely satisfaction of any of the conditions set forth in Sections 6 or 7 impossible or unlikely.

                 (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.4(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Parent, Subsidiary, the Selling Shareholders and the Principal HYP Shareholders will promptly deliver to Purchaser an update to the Disclosure Schedule specifying such change. No such update will be deemed to supplement or amend the Disclosure Schedule for the purpose of (1) determining the accuracy of any of the representations and warranties made by Parent, Subsidiary, the Selling Shareholders and the Principal HYP Shareholders in this Agreement or in the Closing Certificate, or (2) determining whether any of the conditions set forth in Section 6 has been satisfied.

         4.5 PAYMENT OF INDEBTEDNESS BY RELATED PARTIES. Parent, Subsidiary, the Selling Shareholders and the Principal HYP Shareholders will cause all indebtedness and other Liabilities of each Related Party to the Companies (including any such indebtedness or other Liability identified in Part 2.23 of the Disclosure Schedule) to be discharged and paid in full prior to the Closing.

         4.6 NO NEGOTIATION. Parent, Subsidiary, the Selling Shareholders and the Principal HYP Shareholders will ensure that, during the Pre-Closing Period, none of the Companies nor any of their Representatives directly or indirectly: (a) solicits or encourages the initiation of any inquiry, proposal or offer from any Person (other than Purchaser) relating to any Acquisition Transaction; (b) participates in any discussions or negotiations with, or provides any non-public information to, any Person (other than Purchaser) relating to any Acquisition Transaction; or (c) considers the merits of any unsolicited inquiry, proposal or offer from any Person (other than Purchaser) relating to any Acquisition Transaction.

         4.7 BEST EFFORTS. During the Pre-Closing Period, Parent, Subsidiary, the Selling Shareholders and the Principal HYP Shareholders will use their Best Efforts to cause the conditions set forth in Sections 6 and 7.3 to be satisfied on a timely basis.





                                      28.

         4.8 CONFIDENTIALITY. Parent, Subsidiary, the Selling Shareholders and the Principal HYP Shareholders will ensure that, during the Pre-Closing
Period: (a) they and their Representatives keep strictly confidential the existence and terms of this Agreement; (b) neither they nor any of their Representatives issue or disseminate any press release or other publicity or otherwise make any disclosure of any nature (to any suppliers, customers, landlords, creditors or employees of the Companies or to any other Person) regarding any of the Transactions, except to the extent that any of the Companies is required by law to make any such disclosure regarding the Transactions; and (c) if any of the Companies is required by law to make any disclosure regarding the Transactions, it will advise Purchaser, at least five
(5) business days before making such disclosure, of the nature and content of the intended disclosure.

SECTION 5.       PRE-CLOSING COVENANTS OF PURCHASER.

         5.1 BEST EFFORTS. During the Pre-Closing Period, Purchaser will use its Best Efforts to cause the conditions set forth in Section 6 (so far as applicable to Purchaser) and Section 7 to be satisfied.

SECTION 6.       CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE.

         Purchaser's obligation to acquire the Parent Shares and to take the other actions required to be taken by Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Purchaser, in whole or in part, in accordance with Section 11.14 hereof):

         6.1 SATISFACTORY COMPLETION OF PRE-ACQUISITION REVIEW. Purchaser will have satisfactorily completed its pre-acquisition investigation and review of the business, condition, assets, liabilities, operations, financial performance, net income and prospects of each of the Companies and will be satisfied with the results of that investigation and review.

         6.2 ACCURACY OF REPRESENTATIONS. All of the representations and warranties made by Parent, Subsidiary, the Selling Shareholders and the Principal HYP Shareholders in this Agreement (considered collectively), and each of said representations and warranties (considered individually), will have been accurate in all material respects as of the date of this Agreement, and will be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time, without giving effect to any update to the Disclosure Schedule.

         6.3     PERFORMANCE OF OBLIGATIONS.

                 (a) The Selling Shareholders will have delivered to Purchaser share transfer forms representing the Parent Shares as required by
Section 1.3(b) hereof, and each Selling Shareholder and Principal HYP Shareholders will have executed and delivered each of the other documents required to be executed and delivered by it pursuant to Section 1.3(b).

                 (b) All of the other covenants and obligations that Parent, Subsidiary, the Selling Shareholders and the Principal HYP Shareholders are required to comply with or to perform at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), will have been duly complied with and performed in all material respects.





                                      29.

         6.4 APPROVAL OF PURCHASER'S BOARD OF DIRECTORS AND SHAREHOLDERS; CONSENTS.

                 (a) Purchaser's board of directors will have ratified the execution of this Agreement by Purchaser and will have approved the consummation of the Transactions.

                 (b) Purchaser's shareholders will have approved the issuance of the Purchaser Stock in accordance with Hong Kong law.

                 (c) Each of the Consents identified in Part 2.28 of the Disclosure Schedule will have been obtained and will be in full force and effect.

         6.5 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the business, condition, assets, liabilities, operations, financial performance, net income or prospects (or in any aspect or portion thereof) of any of the Companies since the date of this Agreement.

         6.6 ADDITIONAL DOCUMENTS. Purchaser will have received the following documents:

                 (a) opinion letters from Benjamin Greenspan and Charles Yeung Clement Lam & Co., dated the Closing Date, in form and substance acceptable to Purchaser;

                 (b) a "fairness opinion" from Van Kasper & Company, with an update thereto dated as of the Closing Date, in form and substance acceptable to Purchaser;

                 (c) such other documents as Purchaser may request in good faith for the purpose of (1) evidencing the accuracy of any representation or warranty made by Parent, Subsidiary or any of the Selling Shareholders or Principal HYP Shareholders, (2) evidencing the compliance by Parent, Subsidiary or any of the Selling Shareholders or Principal HYP Shareholders with, or the performance by Parent, Subsidiary or any of the Selling Shareholders or Principal HYP Shareholders of, any covenant or obligation set forth in this Agreement, (3) evidencing the satisfaction of any condition set forth in this
Section 6 or (4) otherwise facilitating the consummation or performance of any of the Transactions.

         6.7 NO PROCEEDINGS. Since the date of this Agreement, there will not have been commenced or threatened against Purchaser, or against any Person affiliated with Purchaser, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Transactions or
(b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

         6.8 NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS. No Person will have made or threatened any claim asserting that such Person (a) may be the holder or the beneficial owner of, or may have the right to acquire or to obtain beneficial ownership of, any capital stock or other securities of the Companies, or (b) may be entitled to all or any portion of the consideration set forth in Section 1.2.

         6.9 NO PROHIBITION. Neither the consummation nor the performance of any the Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause Purchaser or any Person affiliated with Purchaser to suffer any adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been proposed by or before any Governmental Body.





                                      30.

         6.10 FINANCING. Purchaser shall have raised $35,000,000 in additional funds on terms acceptable to Purchaser so as to enable Purchaser to pay the cash portion of the Consideration pursuant to Section 1.2 hereof.

         6.11 SHAW MANAGEMENT AGREEMENT. The Management Agreement dated on or about June 1997 between Parent and Sandra C. Shaw shall have been terminated.

         6.12 CHAN EMPLOYMENT AGREEMENT. Parent shall have entered into an employment agreement with Chan satisfactory to Purchaser.

SECTION 7. CONDITIONS PRECEDENT TO SELLING SHAREHOLDERS' OBLIGATION TO CLOSE.

         The Selling Shareholders' obligation to exchange the Parent Shares and to take the other actions required to be taken by the Selling Shareholders at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Agent, in whole or in part, in accordance with Section 11.14 hereof):

         7.1 ACCURACY OF REPRESENTATIONS. All of the representations and warranties made by Purchaser in this Agreement (considered collectively), and each of said representations and warranties (considered individually), will have been accurate in all material respects as of the date of this Agreement and will be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time.

         7.2     PURCHASER'S PERFORMANCE.

                 (a) Purchaser will have delivered the cash portion of the Consideration to the Agent and the Escrow Shares to the Escrow Agent.

                 (b) All of the other covenants and obligations that Purchaser is required to comply with or to perform pursuant to this Agreement at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), will have been complied with and performed in all material respects.

         7.3 NO INJUNCTION. There will not be in effect any injunction that will have been entered by a court of competent jurisdiction since the date of this Agreement that prohibits the exchange of the Parent Shares by the Selling Shareholders with Purchaser.

         7.4 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the business, condition, assets, liabilities, operations, financial performance, net income or prospects (or in any aspect or portion thereof) of any of the Companies since the date of this Agreement.

SECTION 8.       TERMINATION.

         8.1 TERMINATION EVENTS. This Agreement may be terminated prior to the Closing:

                 (a) by Purchaser if (1) there is a material Breach of any covenant or obligation of Parent, Subsidiary or any of the Selling Shareholders or Principal HYP Shareholders or (2) Purchaser reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible or impractical (other than as a result of any failure on the part of Purchaser comply with or perform its covenants and obligations under this Agreement);





                                      31.

                 (b) by the Agent if (1) there is a material Breach of any covenant or obligation of Purchaser or (2) the Agent reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible or impractical or (3) the condition set forth in Section 6.10 has not been satisfied by 5:00 p.m. (California time) on February 15, 1998 (other than as a result of any failure on the part of Parent, Subsidiary or any of the Selling Shareholders or Principal HYP Shareholders to comply with or perform any covenant or obligation set forth in this Agreement);

                 (c) by Purchaser at or after the Scheduled Closing Time if any condition set forth in Section 6 has not been satisfied or waived by the Scheduled Closing Time;

                 (d) by the Agent at or after the Scheduled Closing Time if any condition set forth in Section 7 has not been satisfied or waived by the appropriate party by the Scheduled Closing Time;

                 (e) by Purchaser if the Closing has not taken place on or before January 31, 1998 (other than as a result of any failure on the part of Purchaser to comply with or perform its covenants and obligations under this Agreement);

                 (f) by the Agent if the Closing has not taken place on or before January 31, 1998 (other than as a result of the failure on the part of Parent, Subsidiary or any of the Selling Shareholders or Principal HYP Shareholders to comply with or perform any covenant or obligation set forth in this Agreement); or

                 (g)      by the mutual consent of Purchaser and the Agent.

         8.2 TERMINATION PROCEDURES. If Purchaser wishes to terminate this Agreement pursuant to Section 8.1(a), Section 8.1(c) or Section 8.1(e), Purchaser will deliver to the Agent a written notice stating that Purchaser is terminating this Agreement and setting forth a brief description of the basis on which Purchaser is terminating this Agreement. If the Agent wishes to terminate this Agreement pursuant to Section 8.1(b), Section 8.1(d) or Section 8.1(f), the Agent will deliver to Purchaser a written notice stating that the Agent is terminating this Agreement and setting forth a brief description of the basis on which the Agent is terminating this Agreement.

         8.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement will terminate; provided, however, that: (a) no party will be relieved of any obligation or other Liability arising from any Breach by such party of any provision of this Agreement; (b) the parties will, in all events, remain bound by and continue to be subject to the provisions set forth in
Section 11 (except for Section 11.1); and (c) Parent, Subsidiary, the Selling Shareholders and the Principal HYP Shareholders will, in all events, remain bound by and continue to be subject to Section 4.8.

SECTION 9.       INDEMNIFICATION, ETC.

         9.1     SURVIVAL OF REPRESENTATIONS AND COVENANTS.

                 (a) The representations, warranties, covenants and obligations of each party will survive (without limitation): (1) the Closing and the exchange of the Parent Shares as provided for herein; (2) any sale or other disposition of any or all of the Parent Shares by Purchaser; and (3) any Acquisition Transaction effected by or otherwise involving Purchaser or Parent or Subsidiary. All of said representations, warranties, covenants and obligations will remain in full force and effect and will survive until the second (2nd) anniversary of the Closing Date.





                                      32.

                 (b) The representations and warranties, covenants and obligations of Parent, Subsidiary, the Selling Shareholders and the Principal HYP Shareholders, and the rights and remedies that may be exercised by the Indemnitees, will not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or Knowledge of, any of the Indemnitees or any of their Representatives.

                 (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule will be deemed to be a representation and warranty made by Parent, Subsidiary, the Selling Shareholders and the Principal HYP Shareholders in this Agreement.

         9.2 INDEMNIFICATION BY SELLING SHAREHOLDERS AND PRINCIPAL HYP SHAREHOLDERS.

                 (a) The Selling Shareholders and Principal HYP Shareholders, jointly and severally, will hold harmless and indemnify each of the Indemnitees from and against, and will compensate and reimburse each of the Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

                          (1)     any Breach of any representation or warranty
made by Parent, Subsidiary or any of the Selling Shareholders or Principal HYP Shareholders in this Agreement (without giving effect to any update to the Disclosure Schedule) or in the Closing Certificate;

                          (2)     any Breach of any representation, warranty,
statement, information or provision contained in the Disclosure Schedule or in any other document delivered or otherwise made available to Purchaser or any of its Representatives by or on behalf of Parent, Subsidiary or any of their Representatives;

                          (3)     any Breach of any covenant or obligation of
Parent, Subsidiary or any of the Selling Shareholders or Principal HYP Shareholders;

                          (4)     any Liability to which the Companies or any
of the other Indemnitees may become subject and that arises directly or indirectly from or relates directly or indirectly to (A) any product manufactured or sold, or any service performed, by or on behalf of any of the Companies on or at any time prior to the Closing Date, (B) the presence of any undisclosed Hazardous Material at any site owned, leased, occupied or controlled by any of the Companies on or at any time prior to the Closing Date, or (C) the generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release or disposal of any undisclosed Hazardous Material (whether lawfully or unlawfully) by or on behalf of any of the Companies on or at any time prior to the Closing Date;

                          (5)     any matter identified or referred to in Part
2.15 or Part 2.25 of the Disclosure Schedule; or

                          (6)     any Proceeding relating directly or
indirectly to any Breach, alleged Breach, Liability or matter of the type referred to in clause (1), (2), (3), (4) or (5) above (including any Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 9).





                                      33.

                 (b) The Selling Shareholders acknowledge and agree that, if there is any Breach of any representation, warranty or other provision relating to the Companies or the business, condition, assets, liabilities, operations, financial performance, net income or prospects (or any aspect or portion thereof of the Companies), or if the Companies becomes subject to any Liability of the type referred to in clause (4) of Section 9.2(a), then Purchaser itself will be deemed, by virtue of its ownership of the Companies, to have incurred Damages as a result of such Breach or Liability. Nothing contained in this Section 9.2(b) will have the effect of (1) limiting the circumstances under which Purchaser may otherwise be deemed to have incurred Damages for purposes of this Agreement, (2) limiting the other types of Damages that Purchaser may be deemed to have incurred (whether in connection with any such Breach or Liability or otherwise), or (3) limiting the rights of Parent or Subsidiary or any of the other Indemnitees under this Section 9.2.

         9.3     THRESHOLD.

                 (a) Subject to Section 9.3(b), the Selling Shareholders and Principal HYP Shareholders will not be required to make any indemnification payment pursuant to Section 9.2 for any Breach of any of their representations and warranties until such time as the total amount of all Damages (including the Damages arising from such Breach and all other Damages arising from any other Breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $2,000,000 in the aggregate. At such time as the total amount of such Damages exceeds $2,000,000 in the aggregate, the Indemnitees will be entitled to be indemnified against the full amount of such Damages (and not merely the portion of such Damages exceeding $2,000,000).

                 (b) The limitation on the Selling Shareholders' and Principal HYP Shareholders' indemnification obligations that is set forth in
Section 9.3(a) shall not apply to any Breach of any of the Specified Representations or any Breach of the covenants contained in Section 11.1 hereof and any indemnification payment arising from any Breach of any of the Specified Representations shall not apply to the calculation of the threshold amount described in Section 9.3(a) above.

         9.4     MAXIMUM LIABILITY.

                 (a) The total amount of the payments that any Selling Shareholder can be required to make under or in connection with this Agreement (including all indemnification payments required to be made to Purchaser and all amounts payable to any counsel retained by a Selling Shareholder in accordance with Section 9.10) shall be limited in the aggregate to the sum of
(i) the amount of the Consideration (valuing each share of Purchaser Stock at the closing bid price of the American Depositary Shares on the most recent trading date prior to or on the date of issuance of the Purchaser Stock) which such Selling Shareholder receives from the exchange of his Shares hereunder and
(ii) the amount of the Permitted Redemption which such Selling Shareholder receives, and such Selling Shareholder's cumulative liability shall in no event exceed such amount.

                 (b) The aggregate total amount of the payments that all the Principal HYP Shareholders can be required to make under or in connection with this Agreement (including all indemnification payments required to be made to Purchaser and all amounts payable to any counsel retained by a Principal HYP Shareholder in accordance with Section 9.10) shall be limited in the aggregate to the amount of HYP's maximum liability calculated in Section 9.4(a) above multiplied by 0.965, less any amount paid by HYP pursuant to Section 9.4(a) above, and the Principal HYP Shareholders' cumulative liability shall in no event exceed such amount.





                                      34.

         9.5 RIGHT TO REQUIRE CURE OF BREACH. Subject to the threshold amount described in Section 9.3(a), without limiting the generality of anything contained in Section 9.2, if there is any Breach of any representation or warranty made by Parent, Subsidiary or any of the Selling Shareholders or Principal HYP Shareholders, then the Selling Shareholders and Principal HYP Shareholders, jointly and severally, will be obligated to take such other actions as Purchaser may in good faith request for the purpose of causing such Breach to be corrected, cured and eliminated in all respects (at no cost to Parent, Subsidiary or Purchaser).

         9.6 NO CONTRIBUTION. Each Selling Shareholder and Principal HYP Shareholders waives, and acknowledges and agrees that such Selling Shareholder and Principal HYP Shareholders will not have and will not exercise or assert or attempt to exercise or assert, any right of contribution or right of indemnity or any other right or remedy against the Companies in connection with any indemnification obligation or any other Liability to which such Selling Shareholder and Principal HYP Shareholders may become subject under any of the Transactional Agreements or otherwise in connection with any of the Transactions.

         9.7 INTEREST. Any party that is required to indemnify any other Person pursuant to this Section 9 with respect to any Damages will also be required to pay such other Person interest on the amount of such Damages (for the period commencing as of the date on which such other Person first incurred or otherwise became subject to such Damages and ending on the date on which the applicable indemnification payment is made by such party) at a floating rate one (1) percentage point above the rate of interest publicly announced by Bank of America, N.T.&S.A., from time to time as its prime, base or reference rate.

         9.8 SETOFF. Subject to the threshold amount described in Section 9.3(a), in addition to any rights of setoff or other rights that Purchaser or any of the other Indemnitees may have at common law or otherwise, Purchaser will have the right to set off any amount that may be owed to any Indemnitee under this Section 9 against any amount otherwise payable by any Indemnitee to the Agent or any of the Selling Shareholders.

         9.9 NONEXCLUSIVITY OF INDEMNIFICATION REMEDIES. The indemnification remedies and other remedies provided in this Section 9 will be deemed to be exclusive; provided, however, such limitation shall not apply to rights arising from Sections 4.8, 10.7, 11.1 and 11.20 hereof, and the exercise by any Person of any of its rights under this Section 9 with respect to Sections 4.8, 10.7, 11.1 and 11.20 hereof will not be deemed to be an election of remedies and will not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such Person may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

         9.10 DEFENSE OF THIRD PARTY CLAIMS. Subject to the threshold amount described in Section 9.3(a), in the event of the assertion or commencement by any Person of any claim or Proceeding (whether against Parent, Subsidiary, against any other Indemnitee or against any other Person) with respect to which any of the Selling Shareholders and the Principal HYP Shareholders may become obligated to indemnify, hold harmless, compensate or reimburse any Indemnitee pursuant to this Section 9, Purchaser will have the right, at its election, to designate the Agent to assume the defense of such claim or Proceeding at the sole expense of the Selling Shareholders and the Principal HYP Shareholders. If Purchaser so elects to designate the Agent to assume the defense of any such claim or Proceeding: (a) the Agent will proceed to defend such claim or Proceeding in a diligent manner with counsel satisfactory to Purchaser; (b) Purchaser will make available to the Agent any non- privileged documents and materials in the possession of Purchaser that may be necessary to the defense of such





                                      35.

claim or Proceeding; (c) the Agent will keep Purchaser informed of all material developments and events relating to such claim or Proceeding; (d) Purchaser will have the right to participate in the defense of such claim or Proceeding;
(e) the Agent will not settle, adjust or compromise such claim or Proceeding without the prior written consent of Purchaser; and (f) Purchaser may at any time (notwithstanding the prior designation of the Agent to assume the defense of such claim or Proceeding) assume the defense of such claim or Proceeding.

If Purchaser does not elect to designate the Agent to assume the defense of any such claim or Proceeding (or if, after initially designating the Agent to assume such defense, Purchaser elects to assume such defense), Purchaser may proceed with the defense of such claim or Proceeding on its own. If Purchaser so proceeds with the defense of any such claim or Proceeding on its own: (1) all reasonable expenses relating to the defense of such claim or Proceeding (whether or not incurred by Purchaser) will be borne and paid exclusively by the Selling Shareholders and the Principal HYP Shareholders; (2) the Selling Shareholders and the Principal HYP Shareholders will make available to Purchaser any documents and materials in the possession or control of any of the Selling Shareholders and the Principal HYP Shareholders that may be necessary to the defense of such claim or Proceeding; (3) Purchaser will keep the Agent informed of all material developments and events relating to such claim or Proceeding; and (4) Purchaser will have the right to settle, adjust or compromise such claim or Proceeding with the consent of the Agent; provided, however, that the Agent will not unreasonably withhold such consent.

         9.11 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PURCHASER. No Indemnitee (other than Purchaser or any successor thereto or assign thereof) will be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Purchaser (or any successor thereto or assign thereof) will have consented to the assertion of such indemnification claim or the exercise of such other remedy.

SECTION 10.      REGISTRATION RIGHTS.

         10.1    DEMAND REGISTRATION.

                 (a) Subject to the conditions of this Section 10.1, if Purchaser shall receive a written request from Holders of more than a majority in interest of the Registrable Securities (the "INITIATING HOLDERS") that Purchaser file a registration statement under the Securities Act covering the registration of the American Depositary Shares issuable upon exchange of such Purchaser Stock, Purchaser shall file with the SEC one or more registration statements on Form F-3 or S-3 (together with the prospectus included therein, a "REGISTRATION STATEMENT") pursuant to Rule 415 of the Securities Act in order to register with the SEC the continuous resale by the Holders, from time to time, of the American Depositary Shares through each securities exchange on which the American Depositary Shares are then traded, or in privately-negotiated transactions. Purchaser shall use its Best Efforts to cause such Registration Statement to be declared effective as soon thereafter as possible and in any event within sixty (60) days thereafter. Each Holder agrees to furnish promptly to Purchaser in writing all information required from time to time to be disclosed in order to make the information previously furnished to Purchaser by such Holder not misleading.

                 (b) Purchaser shall pay all Registration Expenses in connection with any registration, qualification or compliance hereunder, and each Holder shall pay all Selling Expenses and other expenses that are not Registration Expenses relating to the American Depositary Shares resold by such Holder.

                 (c) In the case of the registration effected by Purchaser pursuant to these registration provisions, Purchaser shall use its Best Efforts to:





                                      36.

                          (1)     keep such registration effective until the
earlier of (A) the second anniversary of the Holders' written request for registration, (B) such date as all of the American Depositary Shares have been resold or (C) such time as all of the American Depositary Shares held by the Holders can be sold (i) without restrictions pursuant to Regulation S under the Securities Act or (ii) within a given three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144;

                          (2)     prepare and file with the SEC such amendments
and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement;

                          (3)     furnish such number of prospectuses and other
documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

                          (4)     cause all American Depositary Shares
registered as described herein to be listed on each securities exchange and quoted on each quotation service on which the American Depositary Shares are then listed or quoted;

                          (5)     provide a transfer agent and registrar for
all American Depositary Shares registered pursuant to the Registration Statement and a CUSIP number for all such American Depositary Shares;

                          (6)     otherwise use its Best Efforts promptly to
comply with all applicable rules and regulations of the SEC;

                          (7)     file the documents required of Purchaser and
otherwise use its Best Efforts promptly to obtain, if applicable, and maintain requisite blue sky clearance in (A) all jurisdictions in which any of the American Depositary Shares are originally sold and (B) all other states specified in writing by a Holder, provided as to clause (B) however, that Purchaser shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented; and

                          (8)     with respect to the initial filing of the
Registration Statement, as of the date of declaration of effectiveness, obtain an opinion of counsel to Purchaser acceptable to Purchaser, addressed to each Holder selling registrable securities pursuant to the Registration Statement. Purchaser shall use its Best Efforts to qualify for use of Form F-3 or S-3 under the Securities Act to register the resale of the American Depositary Shares and to maintain such qualification during the periods described in subsection (c)(1) hereof.

                 (d) Purchaser shall furnish to each Holder upon request a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary in order to facilitate the public sale or other disposition of all or any of the American Depositary Shares held by the Purchaser.

                 (e) At any time Purchaser may refuse to permit a Holder to resell any American Depositary Shares pursuant to the Registration Statement; provided, however, Purchaser must deliver a certificate in writing to the Holders to the effect that suspension of the sale of shares under the Registration Statement, until such time as Purchaser can make an appropriate filing with the SEC, is





                                      37.

necessary because a sale pursuant to the Registration Statement, in its then-current form, could constitute a violation of the Federal securities laws. In such an event, Purchaser shall use its Best Efforts to amend the Registration Statement if necessary and take all other actions necessary to allow such sale under the Federal securities laws, and shall notify the Holders promptly after it has determined that such sale has become permissible under the Federal securities laws. Notwithstanding the foregoing, Purchaser shall not under any circumstances be entitled to exercise its right to suspend sales under the registration statement more than two (2) times in any twelve (12) month period, and the period during which such Registration Statement may be withdrawn shall not exceed sixty (60) days.

         10.2 PIGGYBACK REGISTRATIONS. Purchaser shall notify all Holders in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of Purchaser (including, but not limited to, registration statements relating to secondary offerings of securities of Purchaser, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of the American Depositary Shares issuable upon exchange of the Purchaser Stock held by such Holder. Each Holder desiring to include in any such registration statement all or any part of such American Depositary Shares shall, within fifteen (15) days after the above-described notice from Purchaser, so notify Purchaser in writing. Such notice shall state the intended method of disposition of the American Depositary Shares by such Holder. If a Holder decides not to include all of its American Depositary Shares in any registration statement thereafter filed by Purchaser, such Holder shall nevertheless continue to have the right to include any American Depositary Shares in any subsequent registration statement or registration statements as may be filed by Purchaser with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                 (a) UNDERWRITING. If the registration statement under which Purchaser gives notice under this Section 10.2 is for an underwritten offering, Purchaser shall so advise the Holders. In such event, the right of any such Holder to be included in a registration pursuant to this Section 10.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's American Depositary Shares in the underwriting to the extent provided herein. All Holders proposing to distribute their American Depositary Shares through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Purchaser. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to Purchaser; second, to the Holders on a pro rata basis based on the total number of American Depositary Shares to be held by the Holders; and third, to any shareholder of Purchaser (other than a Holder) on a pro rata basis. No such reduction shall reduce the securities being offered by Purchaser for its own account to be included in the registration and underwriting. In no event will shares of any other selling shareholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority in interest of the American Depositary Shares proposed to be sold in the offering.

                 (b) RIGHT TO TERMINATE REGISTRATION. Any Holder shall have the right to terminate or withdraw any registration initiated by it under this Section 10.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by Purchaser in accordance with Section 10.3 hereof.





                                      38.

         10.3 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 10.1 and 10.2 herein shall be borne by Purchaser. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the Holders of the securities so registered pro rata on the basis of the number of shares so registered. Purchaser shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Sections 10.1 and 10.2, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning Purchaser of which the Initiating Holders were not aware at the time of such request or
(b) the holders of a majority of the American Depositary Shares agree to forfeit their right to one requested registration pursuant to Sections 10.1 and 10.2, in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the Holders of securities (including American Depositary Shares) requesting such registration in proportion to the number of shares for which registration was requested. If Purchaser is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 10.1 to a demand registration.

         10.4 OBLIGATIONS OF PURCHASER. Whenever required to effect the registration of any American Depositary Shares, Purchaser shall, as expeditiously as reasonably possible:

                 (a) Prepare and file with the SEC a registration statement with respect to such American Depositary Shares and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the American Depositary Shares registered thereunder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

                 (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                 (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of American Depositary Shares owned by them.

                 (d) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that Purchaser shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                 (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                 (f) Notify each Holder covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated





                                      39.

therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                 (g) Furnish, at the request of a majority of the Holders participating in the registration, on the date that such American Depositary Shares are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing Purchaser for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of American Depositary Shares and (ii) a letter dated as of such date, from the independent certified public accountants of Purchaser, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of American Depositary Shares.

         10.5 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 10 shall terminate and be of no further force and effect on the fourth (4th) anniversary of the Closing Date. In addition, a Holder's registration rights shall expire if all American Depositary Shares held by and issuable to such Holder (and its affiliates, partners and former partners) may be sold within a given three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144.

         10.6 DELAY OF REGISTRATION; FURNISHING INFORMATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 10. It shall be a condition precedent to the obligations of Purchaser to take any action pursuant to Sections 10.1 and 10.2 that the selling Holders shall furnish to Purchaser such information regarding themselves, the American Depositary Shares held by them and the intended method of disposition of such securities as shall be required to effect the registration of their American Depositary Shares.

         10.7 INDEMNIFICATION. In the event any American Depositary Shares are included in a registration statement under Sections 10.1 or 10.2:

                 (a) To the extent permitted by law, Purchaser will indemnify and hold harmless each Holder, the partners, officers, directors and legal counsel of each Holder, any underwriter (as defined in the Securities
Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION") by
Purchaser: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Purchaser of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and Purchaser will reimburse each such Holder, partner, officer, director, legal counsel,





                                      40.

underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 10.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Purchaser, which consent shall not be unreasonably withheld, nor shall Purchaser be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, legal counsel, underwriter or controlling person of such Holder.

                 (b) To the extent permitted by law, each Holder will, if American Depositary Shares held by such Holder is included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless Purchaser, each of its directors, its officers, and legal counsel and each person, if any, who controls Purchaser within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which Purchaser or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by Purchaser or any such director, officer, legal counsel, controlling person, underwriter or other Holder, or partner, officer, director, legal counsel or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 10.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 10.7 exceed the proceeds from the offering received by such Holder.

                 (c) Promptly after receipt by an indemnified party under this Section 10.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 10.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 10.7.





                                      41.

                 (d)      If the indemnification provided for in this Section
10.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

                 (e)      The obligations of Purchaser and Holders under this
Section 10.7 shall survive completion of any offering of American Depositary Shares in a registration statement and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         10.8 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause Purchaser to register American Depositary Shares pursuant to this Section 10 may be assigned by a Holder to a transferee or assignee of American Depositary Shares which (a) is a subsidiary, parent, general partner, limited partner or retired partner of a Holder, (b) is a Holder's family member or trust for the benefit of an individual Holder, or (c) acquires at least 100,000 shares of American Depositary Shares (as adjusted for stock splits and combinations); provided, however, (A) the transferor shall, within ten (10) days after such transfer, furnish to Purchaser written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

         10.9    AMENDMENT OF REGISTRATION RIGHTS.  Any provision of this
Section 10 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Purchaser and the Holders of at least a majority in interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10.9 shall be binding upon each Holder and Purchaser. By acceptance of any benefits under this Section 10, Holders of American Depositary Shares hereby agree to be bound by the provisions hereunder.

         10.10 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, Purchaser shall not, without the prior written consent of the Holders of a majority in interest of the American Depositary Shares then outstanding, enter into any agreement with any holder or prospective holder of any securities of Purchaser that would grant such holder registration rights senior to those granted to the Holders hereunder.

         10.11 "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that such Holder shall not sell or otherwise transfer or dispose of any ordinary shares (or other securities) of Purchaser held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of Purchaser not to exceed one hundred eighty (180)





                                      42.

days following the effective date of a registration statement of Purchaser filed under the Securities Act. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by Purchaser or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. The obligations described in this Section 10.11 shall not apply to a registration relating solely to employee benefit plans on Form F-1 or Form F-8 or similar forms that may be promulgated in the future, or a registration relating solely to a SEC Rule 145 transaction on Form F-4 or similar forms that may be promulgated in the future. Purchaser may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

         10.12 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of American Depositary Shares to the public without registration, Purchaser agrees to use its best efforts to:

                 (a) Make and keep public information available, as those terms are understood and defined in Rule 144 of the Securities Act or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by Purchaser for an offering of its securities to the general public;

                 (b) File with the SEC, in a timely manner, all reports and other documents required of Purchaser under the Exchange Act;

                 (c) So long as a Holder owns any American Depositary Shares, furnish to such Holder forthwith upon request: a written statement by Purchaser as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of Purchaser; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 11.      MISCELLANEOUS PROVISIONS.

         11.1 NONCOMPETITION; CONFIDENTIALITY. Subject to the Closing, and as an inducement to Purchaser to execute this Agreement and complete the transactions contemplated hereby, and in order to preserve the goodwill associated with the business of Parent and Subsidiary being acquired pursuant to this Agreement.

                 (a) COVENANT NOT TO COMPETE. For a period of two (2) years from the Closing Date, none of the Selling Shareholders will directly or indirectly engage in any Competitive Activities (as hereinafter defined). The term "COMPETITIVE ACTIVITIES" as used herein shall mean:

                          (1)     directly or indirectly engaging in,
continuing in or carrying on the business of manufacturing or selling die-cast, injection-molded products, hand-made books, specialty packaging and other paper products or any business similar thereto, including owning or controlling any financial interest in any corporation, partnership, joint venture, firm or other form of business organization which competes with or is engaged in or carries on any aspect of such business or any business substantially similar thereto;

                          (2)     serving as a trustee, director, officer,
partner or employee of, or consulting with, advising or assisting in any way, whether or not for consideration, any corporation, partnership, joint venture, firm, proprietorship or other business organization which is now, becomes or





                                      43.

may become a competitor of Purchaser in any aspect with respect to the business which Purchaser is acquiring hereunder, including, but not limited to, advertising or otherwise endorsing the products of any such competitor; soliciting customers or otherwise serving as an intermediary for any such competitor; loaning money or rendering any other form of financial assistance to or engaging in any form of business transaction on other than an arm's length basis with any such competitor;

                          (3)     engaging in any practice the purpose of which
is to evade the provisions of this covenant not to compete or to commit any act which is detrimental to the successful continuation of the business which Purchaser is acquiring hereunder by Purchaser after the Closing or which adversely affects such business;

         provided, however, that the term "Competitive Activities" shall not include the ownership of securities of corporations which are listed on a national securities exchange or traded in the national over-the-counter market in an amount which shall not exceed 5% of the outstanding shares of any such corporation. The parties agree that the geographic scope of this covenant not to compete shall extend throughout Mongolia, Hong Kong, China, Korea, Southeast Asia, Malaysia, the Philippines, Australia, Japan, the United States, Mexico, Europe and Canada. The parties agree that Purchaser may sell, assign or otherwise transfer this covenant not to compete, in whole or in part, to any person, corporation, firm or entity that purchases all or part of the business being acquired by Purchaser hereunder. In the event a court of competent jurisdiction determines that the provisions of this covenant not to compete are excessively broad as to duration, geographical scope or activity, it is expressly agreed that this covenant not to compete shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such over broad provisions shall be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

                 (b) NON-INTERFERENCE. Each of Chan Holdings and Chan further agrees that until three (3) years from the Closing Date, it or he will not, without the prior written consent of Purchaser, (i) interfere with the business of Parent, Subsidiary or Purchaser by soliciting, attempting to solicit, inducing, or otherwise causing any employee or consultant of Parent, Subsidiary or Purchaser to terminate his or her employment as such in order to become an employee, consultant or independent contractor to or for any competitor of Parent, Subsidiary or Purchaser or to or for any company with which either of Chan Holdings or Chan is associated in any way; or (ii) induce or attempt to induce any customers, suppliers, distributors, resellers, or independent contractor of Parent, Subsidiary or Purchaser to terminate their relationships with, or to take any action that would be disadvantageous to the business of, Parent, Subsidiary or Purchaser.

                 (c) COVENANT OF CONFIDENTIALITY. Neither Chan Holdings nor Chan shall at any time subsequent to the Closing, except as explicitly requested by Purchaser, (i) use for any purpose, (ii) disclose to any person, or (iii) keep or make copies of documents, tapes, discs or programs containing, any confidential information concerning Parent and Subsidiary. For purposes hereof, "CONFIDENTIAL INFORMATION" shall mean and include, without limitation, all Trade Rights in which either Parent or Subsidiary has an interest, all customer lists and customer information, and all other information concerning either Parent's or Subsidiary's processes, apparatus, equipment, packaging, products, marketing and distribution methods, not previously disclosed to the public directly by either Parent or Subsidiary.

                 (d) INDEPENDENCE OF OBLIGATIONS. The covenants of Chan Holdings and Chan set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Chan Holdings and Chan, on the one hand, and Purchaser or any of its subsidiaries, on the other hand,





                                      44.

and the existence of any claim or cause of action by Chan Holdings or Chan against Purchaser or any of its subsidiaries shall not constitute a defense to the enforcement of such covenants against Chan Holdings or Chan.

                 (e) EQUITABLE RELIEF FOR VIOLATIONS. Chan Holdings and Chan agree that the provisions and restrictions contained in this Section 11.1 are necessary to protect the legitimate continuing interests of Purchaser in acquiring the business and goodwill of the business through the purchase of the Parent Shares, and that any violation or breach of these provisions will result in irreparable injury to Purchaser for which a remedy at law would be inadequate and that, in addition to any relief at law which may be available to Purchaser for such violation or breach and regardless of any other provision contained in this Agreement, Purchaser shall be entitled to injunctive and other equitable relief as a court may grant after considering the intent of this Section 11.1.

         11.2    JOINT AND SEVERAL LIABILITY.  Subject to Section 9.6 hereof:

                 (a) the Selling Shareholders and Principal HYP Shareholders jointly and severally agree that they will be jointly and severally liable with Parent and Subsidiary for the due and timely compliance with and performance of each of the covenants and obligations of Parent and Subsidiary set forth in this Agreement;

                 (b) each Selling Shareholder and Principal HYP Shareholder agrees that such Selling Shareholder or Principal HYP Shareholder will be jointly and severally liable with each of the other Selling Shareholders and Principal HYP Shareholders for the due and timely compliance with and performance of each of the covenants and obligations of such other Selling Shareholders and Principal HYP Shareholders set forth in this Agreement; and

                 (c) Each of Parent and Subsidiary agrees that, prior to the Closing, it will be jointly and severally liable with each Selling Shareholder for the due and timely compliance with and performance of each of the covenants and obligations of such Selling Shareholder or Principal HYP Shareholder set forth in this Agreement (including the indemnification obligations (and limitations on such obligations) of such Selling Shareholder or Principal HYP Shareholder set forth in Section 9).

         11.3    AGENT.

                 (a) The Selling Shareholders and Principal HYP Shareholders hereby irrevocably nominate, constitute and appoint ChinaVest Management Limited as the agent and true and lawful attorney-in-fact of the Selling Shareholders and Principal HYP Shareholders, with full power of substitution, to act in the name, place and stead of the Selling Shareholders and Principal HYP Shareholders for purposes of executing any documents and taking any actions that the Agent may, in its sole discretion, determine to be necessary, desirable or appropriate in connection with any of the Transactional Agreements or any of the Transactions. ChinaVest Management Limited hereby accepts its appointment as Agent, subject to its right to appoint a successor Agent in its sole discretion.

                 (b) The Selling Shareholders and Principal HYP Shareholders hereby grant to the Agent full authority to execute, deliver, acknowledge, certify and file on behalf of the Selling Shareholders and Principal HYP Shareholders (in the name of any or all of the Selling Shareholders and Principal HYP Shareholders or otherwise) any and all documents that the Agent may, in its sole discretion, determine to be necessary, desirable or appropriate, in such forms and containing such provisions as the Agent may, in its sole discretion, determine to be appropriate (including the General Release referred to in Section 1.3(b), the Closing Certificate and any amendment to or waiver of rights





                                      45.

under any of the Transactional Agreements). Notwithstanding anything to the contrary contained in any of the Transactional Agreements: (1) Purchaser will be entitled to deal exclusively with the Agent on all matters relating to the respective Transactional Agreements and the respective Transactions (including all matters relating to any notice to, or any Consent to be given or action to be taken by, any Selling Shareholder and Principal HYP Shareholder); and (2) each Indemnitee will be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Selling Shareholder and Principal HYP Shareholder by the Agent, and on any other action taken or purported to be taken on behalf of any Selling Shareholder and Principal HYP Shareholder by the Agent, as fully binding upon such Selling Shareholder and Principal HYP Shareholder.

                 (c) The Selling Shareholders and Principal HYP Shareholders recognize and intend that the power of attorney granted in Section 11.3(a): (1) is coupled with an interest and is irrevocable; (2) may be delegated by the Agent; and (3) will survive the death or incapacity of each of the Selling Shareholders.

                 (d) The Agent will be entitled to treat as genuine, and as the document it purports to be, any letter, facsimile, telex or other document that is believed by it to be genuine and to have been telexed, telegraphed, faxed or cabled by a Selling Shareholder or to have been signed and presented by a Selling Shareholder and Principal HYP Shareholder.

                 (e) If the Agent is unable to fulfill its responsibilities hereunder, the Selling Shareholders and Principal HYP Shareholders will, within ten days after such death or disability, appoint a successor to the Agent and immediately thereafter notify Purchaser of the identity of such successor. Any such successor will succeed the Agent as Agent hereunder. If for any reason there is no Agent at any time, all references herein to the Agent will be deemed to refer to the Selling Shareholders and Principal HYP Shareholders.

                 (f) All expenses incurred by the Agent in connection with the performance of its duties as Agent will be borne and paid by the Selling Shareholders and Principal HYP Shareholders.

         11.4 FURTHER ASSURANCES. Each party hereto will execute and cause to be delivered to each other party hereto such instruments and other documents, and will take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

         11.5    FEES AND EXPENSES.

                 (a) Without limiting the generality of anything contained in Section 11.5(b), the Selling Shareholders will bear and pay all fees, costs and expenses (including all legal fees and expenses payable to Benjamin Greenspan, and any local counsel retained by him that have been incurred or that are in the future incurred by, on behalf of or for the benefit of Parent, Subsidiary or any of the Selling Shareholders or Principal HYP Shareholders in connection with: (1) the negotiation, preparation and review of any term sheet or similar document relating to any of the Transactions; (2) the investigation and review conducted by Purchaser and its Representatives with respect to the Companies' business (and the furnishing of information to Purchaser and its Representatives in connection with such investigation and review); (3) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule), the other Transactional Agreements and all certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions; (4) the preparation and submission of any filing or notice required to be made or given in connection with any of the Transactions, and the obtaining of any Consent required to be obtained in connection with any of the





                                      46.

Transactions; and (5) the consummation and performance of the Transactions. None of the Companies will bear or pay, and the Selling Shareholders and the Principal HYP Shareholders will not permit the Companies to bear or pay, any such fees, costs or expenses.

                 (b) Subject to the provisions of Section 9 (including the indemnification and other obligations of the Selling Shareholders and the Principal HYP Shareholders thereunder), Purchaser will bear and pay all fees, costs and expenses (including the expenses of obtaining a fairness opinion from Van Kasper & Company and all legal fees and expenses payable to Robert R.H. Wang & Co. and Cooley Godward LLP) that have been incurred or that are in the future incurred by or on behalf of Purchaser in connection with: (1) the negotiation, preparation and review of any term sheet or similar document relating to any of the Transactions; (2) the investigation and review conducted by Purchaser and its Representatives with respect to the Companies' business;
(3) the negotiation, preparation and review of this Agreement, the other Transactional Agreements and all certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions; and (4) the consummation and performance of the Transactions.

         11.6 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party hereto, the prevailing party will be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         11.7 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement will be in writing and will be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by telecopier) to the address or telecopier number set forth beneath the name of such party below (or to such other address or telecopier number as such party will have specified in a written notice given to the other parties hereto):

                 if to Parent or Subsidiary:

                          Hua Yang Printing Holdings Co. Limited
                          Unit B, Block 1, 25F
                          Tai Ping Industrial Centre
                          Attention:       Sandra Shaw
                                           President and Chief Executive Officer
                          Telephone:       852-2416-7591
                          Telecopier:      852-2663-9465

                 if to any of the Selling Shareholders or Principal HYP Shareholders or the Agent:

                          c/o ChinaVest Limited
                          19/F, 11 Duddell Street
                          Central Hong Kong
                          Attention:       Patrick L. Keen
                          (with a copy to: Ben Greenspan, Esq.)
                          Telephone:       852-2810-7081
                          Telecopier:      852-2845-2949

                 if to Purchaser:





                                      47.

                          Zindart Limited
                          Flat C&D, 25th Floor, Block 1
                          Taiping Industrial Centre
                          57 Ting Kok Road
                          Tai Po, N.T., Hong Kong
                          Attention:       Feather S.Y. Fok
                          Telephone:       852-2665-1711
                          Telecopier:      852-2664-7066

                          with a copy to:

                          Cooley Godward LLP
                          One Maritime Plaza, 20th Floor
                          San Francisco, CA 94111
                          Attention:       Gregory C. Smith
                          Telephone:       011-01-415-693-2124
                          Telecopier:      011-01-415-951-3699

         11.8 PUBLICITY. Without limiting the generality of anything contained in Section 4.8, on and at all times after the Closing Date: (a) no press release or other publicity concerning any of the Transactions will be issued or otherwise disseminated by or on behalf of Parent, Subsidiary or any of the Selling Shareholders or Principal HYP Shareholders without the prior approval of Purchaser, and Parent, Subsidiary, the Selling Shareholders and the Principal HYP Shareholders will continue to keep the existence and terms of this Agreement and the other Transactional Agreements strictly confidential; and (b) each of Parent, Subsidiary, the Selling Shareholders and the Principal HYP Shareholders will keep strictly confidential, and will not use or disclose to any other Person, any non-public document or other information in its possession that relates directly or indirectly to the business of the Companies, Purchaser or any affiliate of Purchaser.

         11.9 HEADINGS. The headings contained in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement and will not be referred to in connection with the construction or interpretation of this Agreement.

         11.10 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

         11.11   GOVERNING LAW; VENUE.

                 (a) This Agreement will be construed in accordance with, and governed in all respects by, the internal laws of Hong Kong (without giving effect to principles of conflicts of laws).

                 (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any court located in Hong Kong. Each party to this Agreement: (1) expressly and irrevocably consents and submits to the jurisdiction of each court located in Hong Kong in connection with any such legal proceeding; (2) agrees that each court located in Hong Kong will be deemed to be a convenient forum; and (3) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any court located in Hong Kong, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the





                                      48.

venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

                 (c) Each Selling Shareholder and Principal HYP Shareholder agrees that, if any Proceeding is commenced against any Indemnitee by any Person in or before any court or other tribunal in Hong Kong, then such Indemnitee may proceed against such Selling Shareholder or Principal HYP Shareholder in such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.

                 (d) The Selling Shareholders irrevocably constitute and appoint the Agent as their agent to receive service of process in connection with any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement.

                 (e) The Selling Shareholders and the Principal HYP Shareholders irrevocably waive the right to a jury trial in connection with any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement.

         11.12 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon: each of Parent, Subsidiary and their respective successors and assigns (if any); the Selling Shareholders and the Principal HYP Shareholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); and Purchaser and its successors and assigns (if any). This Agreement will inure to the benefit of: each of Parent and Subsidiary; the Selling Shareholders; the Principal HYP Shareholders; Purchaser; the other Indemnitees (subject to Section 9.11); and the respective successors and assigns (if any) of the foregoing. Purchaser may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 9), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

         11.13 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto will be cumulative (and not alternative). Each of Parent, Subsidiary, the Selling Shareholders and the Principal HYP Shareholders agrees that:

                 (a) in the event of any Breach or threatened Breach by it of any covenant, obligation or other provision set forth in this Agreement, Purchaser will be entitled (in addition to any other remedy that may be available to it) to (1) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (2) an injunction restraining such Breach or threatened Breach; and

                 (b) neither Purchaser nor any other Indemnitee will be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

         11.14   WAIVER.

                 (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, will operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy will preclude any other or further exercise thereof or of any other power, right, privilege or remedy.





                                      49.

                 (b) No Person will be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver will not be applicable or have any effect except in the specific instance in which it is given.

         11.15 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Purchaser and the Agent.

         11.16 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, will be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, will not be impaired or otherwise affected and will continue to be valid and enforceable to the fullest extent permitted by law.

         11.17 PARTIES IN INTEREST. Except for the provisions of Section 9 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

         11.18 ENTIRE AGREEMENT. The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

         11.19 DOLLARS. Whenever the symbols or words "$" or "dollar" or "dollars" are used in this Agreement, it shall be a reference to United States dollars.

         11.20 POST-CLOSING COVENANT. Promptly following the Closing, the parties shall cooperate to have all right, title and interest in the one Subsidiary Ordinary Share held by Dennis Smith transferred to an executive officer designated by Purchaser to be held in escrow for the benefit of Parent.

         11.21 REPRESENTATIONS. The parties understand and acknowledge that except as provided in Sections 4.4(b) and 6.2 hereof, references throughout this Agreement to the representations and warranties of Subsidiary, Parent, the Selling Shareholders and the Principal HYP Shareholders contained in Section 2 hereof shall include the information contained in the Disclosure Schedule.

         11.22   CONSTRUCTION.

                 (a) For purposes of this Agreement, whenever the context requires: the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; the feminine gender will include the masculine and neuter genders; and the neuter gender will include the masculine and feminine genders.

                 (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement.





                                      50.

                 (c) As used in this Agreement, the words "include" and "including," and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words "without limitation."

                 (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.





                                      51.

         The parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                  "PURCHASER"

                                  ZINDART LIMITED


                                  By:   Feather Fok
                                        ---------------------------------
                                        Feather Fok
                                        Chief Financial Officer and
                                        Chief Operating Officer

                                  "SUBSIDIARY"

                                  HUA YANG PRINTING HOLDINGS CO. LIMITED


                                  By:   /s/ Sandra C. Shaw
                                        ---------------------------------
                                        Sandra C. Shaw
                                        ---------------------------------
                                              [Print Name and Title]

                                  "PARENT"

                                  HUA YANG HOLDINGS CO. LIMITED

                                  By:   /s/ Sandra C. Shaw
                                        ---------------------------------
                                        Sandra C. Shaw
                                        ---------------------------------
                                             [Print Name and Title]

                                  THE "AGENT"

                                  CHINAVEST MANAGEMENT LIMITED

                                  By:   /s/ Robert A. Theleen
                                        ---------------------------------
                                        Robert A. Theleen
                                        ---------------------------------
                                             [Print Name and Title]

                                  "SELLING SHAREHOLDERS"

                                  HYP HOLDINGS LIMITED

                                  By:   /s/ Alex Ngan
                                        ---------------------------------
                                        Alex Ngan - Director
                                        ---------------------------------
                                             [Print Name and Title]




                                      S-1.

                                  KARL CHAN (BVI) HOLDINGS LIMITED


                                  By:   /s/ Karl Chan
                                        ---------------------------------

                                       _________________________________
                                              [Print Name and Title]

                                  /s/ Karl Chan
                                  ---------------------------------
                                  KARL CHAN


                                  "PRINCIPAL HYP SHAREHOLDERS"

                                  CHINAVEST IV, L.P.

                                        By its General Partner:

                                        CHINAVEST PARTNERS IV


                                        By:  /s/ Dennis M. Smith
                                             ----------------------------------
                                             Dennis M. Smith, General Partner

                                  CHINAVEST IV-A, L.P.

                                        By its General Partner:

                                        CHINAVEST PARTNERS IV


                                        By:  /s/ Dennis M. Smith
                                             ----------------------------------
                                             Dennis M. Smith, General Partner

                                  CHINAVEST IV-B, L.P.

                                        By its General Partner:

                                        CHINAVEST MANAGEMENT LIMITED


                                        By:  /s/ Patrick L. Keen
                                             ----------------------------------
                                             Patrick L. Keen, Director





                                      S-2.

                                  ADVENT GLOBAL GECC LIMITED PARTNERSHIP

                                        By its General Partners:

                                        ADVENT GLOBAL MANAGEMENT LIMITED
                                         PARTNERSHIP

                                        ADVENT INTERNATIONAL LIMITED PARTNERSHIP

                                        ADVENT INTERNATIONAL CORPORATION


                                        By: /s/ Tan Keng Boon
                                            ---------------------------------
                                            Tan Keng Boon
                                            Chief Executive, Asia/Pacific
                                            ---------------------------------
                                                  [Print Name and Title]

                                  ADVENT INTERNATIONAL INVESTORS II LIMITED
                                  PARTNERSHIP

                                        By its General Partner:

                                        ADVENT INTERNATIONAL CORPORATION


                                        By: /s/ Tan Keng Boon
                                            ---------------------------------
                                            Tan Keng Boon
                                            Chief Executive, Asia/Pacific
                                            ---------------------------------
                                                   [Print Name and Title]

                                  GLOBAL PRIVATE EQUITY II - LIMITED PARTNERSHIP

                                        By its General Partners:

                                        ADVENT INTERNATIONAL LIMITED PARTNERSHIP

                                        ADVENT INTERNATIONAL CORPORATION


                                        By: /s/ Tan Keng Boon
                                            ---------------------------------
                                            Tan Keng Boon
                                            Chief Executive, Asia/Pacific
                                            ---------------------------------
                                                   [Print Name and Title]


                                      S-3.

                                   GLOBAL PRIVATE EQUITY II - PGGM LIMITED
                                   PARTNERSHIP

                                         By its General Partners:

                                         ADVENT INTERNATIONAL LIMITED
                                         PARTNERSHIP

                                         ADVENT INTERNATIONAL CORPORATION

                                         By:  /s/ Tan Keng Boon
                                              ---------------------------------
                                              Tan Keng Boon
                                              Chief Executive, Asia/Pacific
                                              ---------------------------------
                                                    [Print Name and Title]

                                   ASIA/PACIFIC SPECIAL SITUATIONS FUND LIMITED
                                   PARTNERSHIP

                                         By its General Partners:

                                         ADVENT INTERNATIONAL LIMITED
                                         PARTNERSHIP

                                         ADVENT INTERNATIONAL CORPORATION


                                         By:  /s/ Tan Keng Boon
                                              ---------------------------------
                                              Tan Keng Boon
                                              Chief Executive, Asia/Pacific
                                              ---------------------------------
                                                    [Print Name and Title]

                                   ADVENT ASIA/PACIFIC FUND LIMITED
                                   PARTNERSHIP

                                         By its General Partners:

                                         ADVENT INTERNATIONAL LIMITED
                                         PARTNERSHIP

                                         ADVENT INTERNATIONAL CORPORATION


                                         By:  /s/ Tan Keng Boon
                                              ---------------------------------
                                              Tan Keng Boon
                                              Chief Executive, Asia/Pacific
                                              ---------------------------------
                                                    [Print Name and Title]



                                      S-4.

                                   EXHIBIT A

                              CERTAIN DEFINITIONS

         For purposes of the Agreement (including this EXHIBIT A):

         "ACQUISITION TRANSACTION" means any transaction involving: (a) the sale or other disposition of all or any portion of the business or assets (other than in the Ordinary Course of Business) of the Companies; (b) the issuance, sale or other disposition of (1) any capital stock of the Companies,
(2) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock of the Companies, or (3) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock of the Companies; or (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving the Companies.

         "AGENT" has the meaning specified in the introductory paragraph of the Agreement.

         "AGREEMENT" means the Exchange Agreement to which this EXHIBIT A is attached (including the Disclosure Schedule), as it may be amended from time to time.

         "AMERICAN DEPOSITARY SHARES" has the meaning specified in Section 1.5 of the Agreement.

         "AUDIT" has the meaning specified in Section 1.2(c) of the Agreement.

         "BEST EFFORTS" means the efforts that a prudent Person desiring to achieve a particular result would use in order to ensure that such result is achieved as expeditiously as possible.

         "BREACH" There will be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been (a) any material inaccuracy in or breach of, or any failure to comply with or perform, such representation, warranty, covenant, obligation or other provision, or (b) any substantiated claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term "Breach" will be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

         "BUSINESS PLAN" has the meaning specified in Section 4.2(c) of the Agreement.

         "CHAN" and "CHAN HOLDINGS" has the meaning specified in the introductory paragraph of the Agreement.

         "CLOSING" has the meaning specified in Section 1.3(a) of the Agreement.

         "CLOSING CERTIFICATE" has the meaning specified in Section 1.3(b)(3) of the Agreement.

         "CLOSING DATE" has the meaning specified in Section 1.3(a) of the Agreement.

         "COMPANIES" has the meaning specified in Section 2.1(a) of the Agreement.

         "COMPANY PLAN" means any Current Benefit Plan or Past Benefit Plan.





                                      A-1.

         "COMPARABLE ENTITIES" means Entities (other than the Companies) doing business in Hong Kong or Southern China that are engaged in businesses similar to the businesses of Subsidiary and/or the Joint Ventures.

         "COMPETITIVE ACTIVITIES" and "CONFIDENTIAL INFORMATION" have the meanings specified in Section 11.1 of the Agreement.

         "CONSENT" means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         "CONSIDERATION" has the meaning specified in Section 1.2 of the Agreement.

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, the total interest expense of Subsidiary, plus, to the extent incurred by Subsidiary in such period but not included in such interest expense: (i) interest expense attributable to capitalized lease obligations; (ii) amortization of debt discount and debt issuance cost; (iii) capitalized interest; (iv) noncash interest expense; (v) commissions, discounts and other fees and charges with respect to letters of credit and bankers' acceptance financing; (vi) interest accruing on an indebtedness of any other Person to the extent that such indebtedness is guaranteed by Subsidiary, provided that payment of such amounts is being made to, or is sought by, the holders of such indebtedness pursuant to such guarantee; and (vii) cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Subsidiary) in connection with indebtedness incurred by such plan or trust.

         "CONSOLIDATED NET INCOME" means, for any period, the consolidated net income (loss) of Subsidiary; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person acquired by Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (ii) any net income (loss) of Subsidiary if Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or directly, to any other Person, except that (A) subject to the limitations contained in clause (iii) below, Subsidiary's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Person during such period to Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Person, to the limitation contained in this clause) and (B) Subsidiary's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;
(iii) any gain (but not loss) realized upon the sale or other disposition of any asset of Subsidiary (including pursuant to any sale/leaseback transaction) that is not sold or otherwise disposed of in the Ordinary Course of Business and any gain (but not loss) realized upon the sale or other disposition of any capital stock of any Person; (iv) any extraordinary gain or loss; and (v) the cumulative effect of a change in accounting principles; provided, further, that Consolidated Net Income shall be increased by the amount of cash actually finally paid to Purchaser pursuant to the indemnification provisions of Section 9 of the Agreement if and only to the extent that the liability or expense resulting in such payment reduced Consolidated Net Income during the Earn-Out Period.

         "CONTRACT" means any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.





                                      A-2.

         "CURRENT BENEFIT PLAN" means any Employee Benefit Plan that is currently in effect and: (a) that was established or adopted by, or is maintained or sponsored by the Companies; (b) in which the Companies participates; (c) with respect to which the Companies is or may be required or permitted to make any contribution; or (d) with respect to which the Companies is or may become subject to any Liability.

         "DAMAGES" includes any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

         "DISCLOSURE SCHEDULE" means the schedule (dated as of the date of the Agreement) delivered to Purchaser on behalf of Parent, Subsidiary, the Selling Shareholders and the Principal HYP Shareholders and incorporated in the Agreement by reference.

         "EARN-OUT PERIOD" means the consecutive two (2) fiscal years ended March 31, 1999.

         "EARN-OUT SHARES" has the meaning specified in Section 1.2(c) of the Agreement.

         "EMPLOYEE BENEFIT PLAN" shall have the meaning specified in Section 3(3) of ERISA.

         "ENCUMBRANCE" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         "ENTITY" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ESCROW AGREEMENT" has the meaning specified in Section 1.2(b) of the Agreement.

         "ESCROW SHARES" has the meaning specified in Section 1.2(b) of the Agreement.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCLUDED CONTRACT" means any Subsidiary Contract that: (a) any of the Companies have entered into in the Ordinary Course of Business; (b) has a term of less than 90 days or may be terminated by any of the Companies (without penalty) within 90 days after the delivery of a termination notice by any of the Companies; or (c) does not contemplate or involve the payment of cash or other consideration in an amount or having a value in excess of $100,000.





                                      A-3.

         "FINANCIAL STATEMENTS" has the meaning specified in Section 2.4(a) of the Agreement.

         "FORM F-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by Purchaser with the SEC.

         "GAAP" means generally accepted accounting principles used in the United States, applied on a basis consistent with the basis on which the Financial Statements were prepared.

         "GOVERNMENTAL AUTHORIZATION" means any: (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization that is, has been issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

         "GOVERNMENTAL BODY" means any: (a) nation, principality, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) local, municipal, foreign or other government;
(c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

         "HAZARDOUS MATERIAL" includes: (a) any petroleum, waste oil, crude oil, asbestos, urea formaldehyde or polychlorinated biphenyl; (b) any waste, gas or other substance or material that is explosive or radioactive; (c) any "hazardous substance," "pollutant," "contaminant," "hazardous waste," "regulated substance," "hazardous chemical" or "toxic chemical" as designated, listed or defined (whether expressly or by reference) in any statute, regulation or other Legal Requirement; (d) any other substance or material (regardless of physical form) or form of energy that is subject to any Legal Requirement which regulates or establishes standards of conduct in connection with, or which otherwise relates to, the protection of human health, plant life, animal life, natural resources, property or the enjoyment of life or property from the presence in the environment of any solid, liquid, gas, odor, noise or form of energy; and (e) any compound, mixture, solution, product or other substance or material that contains any substance or material referred to in clause (a), (b), (c) or (d) above.

         "HOLDER" means any holder of Purchaser Stock or American Depositary Shares.

         "HYP" has the meaning specified in the introductory paragraph of the Agreement.

         "INDEMNITEES" means the following Persons: (a) Purchaser; (b) the Companies; (c) the respective Representatives of the Persons referred to in clauses (a) and (b) above; and (d) the respective successors and assigns of the Persons referred to in clauses (a), (b) and (c) above; provided, however, that the Selling Shareholders and Principal HYP Shareholders will not be deemed to be "Indemnitees."

         "JOINT VENTURE" and "JOINT VENTURES" means either or both of Shenzhen Huaxuan Printing Product Co., Ltd., a contractual joint venture formed under the laws of the PRC, and Guangzhou Jin Yi Advertising Company Limited, a contractual joint venture formed under the laws of the PRC.





                                      A-4.

         "KNOWLEDGE" An individual will be deemed to have "Knowledge" of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the Ordinary Course of Business. Each of Parent, Subsidiary, Selling Shareholders or Principal HYP Shareholders will be deemed to have "Knowledge" of a particular fact or other matter if any of its executive officers, key employees or other Representatives has Knowledge of such fact or other matter.

         "LEGAL REQUIREMENT" means any written local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation that is, has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         "LIABILITY" means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

         "ORDER" means any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award that is, has been or may in the future be issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body that is, has been or may in the future be entered into in connection with any Proceeding.

         "ORDINARY COURSE OF BUSINESS" An action taken by or on behalf of the Companies will not be deemed to have been taken in the "Ordinary Course of Business" unless: (a) such action is consistent with its past practices (if such type of action has been taken in the past) and is similar in nature and magnitude to actions customarily taken by it; (b) such action is taken in accordance with sound and prudent business practices in Hong Kong or Southern China; and (c) such action is not required to be authorized by its shareholders and does not require any other separate or special authorization of any nature.

         "PARENT" has the meaning specified in the introductory paragraph of the Agreement.

         "PARENT ORDINARY SHARES," "PARENT PREFERRED SHARES" and "PARENT SHARES" have the meanings specified in the recitals to the Agreement.

         "PAST BENEFIT PLAN" means any Employee Benefit Plan (other than a Current Benefit Plan): (a) that has at any time been established, adopted, maintained or sponsored by the Companies; (b) in which the Companies has ever participated; (c) with respect to which the Companies has ever made, or has ever been required or permitted to make, any contribution; or (d) with respect to which the Companies has ever been subject to any Liability.

         "PERMITTED REDEMPTION" has the meaning specified in Section 4.2(i) of the Agreement.





                                      A-5.

         "PERSON" means any individual, Entity or Governmental Body.

         "PRC" means the People's Republic of China.

         "PRE-CLOSING PERIOD" means the period commencing as of the date of the Agreement and ending on the Closing Date.

         "PRINCIPAL HYP SHAREHOLDERS" has the meaning specified in the introductory paragraph of the Agreement.

         "PROCEEDING" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard by or before, or that otherwise has involved or may involve, any Governmental Body or any arbitrator or arbitration panel.

         "PROPRIETARY ASSET" means any patent, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, franchise, system, computer software, invention, design, blueprint, proprietary product, technology, proprietary right or other intellectual property right or intangible asset.

         "PRO RATA SHARE" means for each Selling Shareholder the number of shares or amount of cash, as appropriate, multiplied by the following figures:
(i) for HYP, 0.742; (ii) for Chan Holdings, 0.247; and (iii) for Chan, 0.011.

         "PURCHASER" has the meaning specified in the introductory paragraph of the Agreement.
         "PURCHASER SEC REPORTS" has the meaning specified in Section 3.2 of the Agreement.

         "PURCHASER STOCK" has the meaning specified in Section 1.2 of the Agreement.

         "REGISTRABLE SECURITIES" includes the ordinary shares (or American Depositary Shares convertible therefrom) issued pursuant to the Agreement to a Holder (or qualified transferee) other than registrable securities that: (i) were issued under the Agreement pursuant to Regulation S; (ii) were registered and sold pursuant to a registration statement under the Securities Act; or
(iii) may be sold within a given three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144.

         "REGISTRATION EXPENSES" means all expenses, except for Selling Expenses, incurred by Purchaser in complying with the registration provisions contained in the Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Purchaser, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration.

         "REGISTRATION STATEMENT" has the meaning specified in Section 10.1(a) of the Agreement.

         "REGULATION S" has the meaning specified in Section 2.31(a) of the Agreement.





                                      A-6.

         "RELATED PARTY" means: (a) each of the Selling Shareholders and Principal HP Shareholders; (b) each individual who is, or who has at any time been, an officer of the Companies; (c) each member of the family of each of the individuals referred to in clauses (a) and (b) above; and (d) any Entity (other than the Companies) in which any one of the individuals referred to in clauses
(a), (b) and (c) above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

         "REPRESENTATIVES" means officers, directors, employees, agents, attorneys, accountants, advisors and representatives. All Related Parties will be deemed to be "Representatives" of the Companies.

         "RETURNS" has the meaning specified in Section 2.17(b) of the Agreement.

         "SCHEDULED CLOSING TIME" has the meaning specified in Section 1.3(a) of the Agreement.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SELLING EXPENSES" means selling commissions, underwriting fees and stock transfer taxes applicable to the American Depositary Shares and all fees and disbursements of counsel for any Holder.

         "SELLING SHAREHOLDERS" has the meaning specified in the introductory paragraph of the Agreement.

         SPECIFIED REPRESENTATIONS. "Specified Representations" shall mean the representations and warranties set forth in Sections 2.1 (except 2.1(c)), 2.3, 2.4, 2.7, 2.11, 2.12(c), 2.17, 2.19 and 2.23 of the Agreement.

         "SUBSIDIARY" has the meaning specified in the introductory paragraph of the Agreement.

         "SUBSIDIARY CONTRACT" means any Contract: (a) to which any of the Companies is a party; (b) by which the Companies or any of their assets is or may become bound or under which the Companies has, or may become subject to, any obligation; or (c) under which any of the Companies has or may acquire any right or interest.

         "SUBSIDIARY EBITDA" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense; (ii) Consolidated Interest Expense; (iii) depreciation expense; (iv) amortization expense; and (v) any non-cash expense in connection with the transactions contemplated by the Agreement or any restructuring in connection with such transactions contemplated at the time of such transactions (excluding any such expense that (x) requires any accrual of a cash reserve or (y) represents an accrual of, or reserve for, anticipated cash payments in any future period), in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, Subsidiary shall be added to Consolidated Net Income to compute Subsidiary EBITDA only to the extent (and in the same proportion) that the net income of such Person was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to Subsidiary by such Person without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Person.





                                      A-7.

         "SUBSIDIARY ORDINARY SHARES" has the meaning specified in the recitals to the Agreement.

         "TAX" means any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

         "TAX RETURN" means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "TRADE RIGHTS" shall mean and include: (i) all United States, state and foreign trademark rights, business identifiers, trade dress, service marks, trade names, and brand names, including all claims for infringement, and all registrations thereof and applications therefor and all goodwill associated with the foregoing accruing from the dates of first use thereof; (ii) all United States and foreign copyrights, copyright registrations and copyright applications, including all claims for infringement, and all other rights associated with the foregoing and the underlying works of authorship; (iii) all United States and foreign patents and patent applications, including all claims for infringement and all international proprietary rights associated therewith;
(iv) all contracts or agreements granting any right, title, license or privilege under the intellectual property rights of any third party; and (v) all inventions, mask works and mask work registrations, know-how, discoveries, improvements, designs, trade secrets, shop and royalty rights, employee covenants and agreements respecting intellectual property and non-competition and all other types of intellectual property.

         "TRANSACTIONAL AGREEMENTS" means: (a) the Agreement; (b) the General Release; (c) the Escrow Agreement; and (d) the Closing Certificate.

         "TRANSACTIONS" means (a) the execution and delivery of the respective Transactional Agreements, and (b) all of the transactions contemplated by the respective Transactional Agreements, including: (1) the sale of the Parent Shares by the Selling Shareholders to Purchaser in accordance with the Agreement; and (2) the performance by the parties of their respective obligations under the Transactional Agreements and the exercise by the parties of their respective rights under the Transactional Agreements.

         "UNAUDITED INTERIM BALANCE SHEET" has the meaning specified in Section 2.4(a)(2) of the Agreement.

         "VIOLATION" has the meaning specified in Section 10.7(a) of the Agreement.





                                      A-8.

                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT(this "AGREEMENT") is dated as of ____________, 1998 by and among ZINDART LIMITED, a Hong Kong corporation ("PURCHASER"), HUA YANG HOLDINGS CO. LIMITED, a Cayman Islands corporation ("PARENT"), HUA YANG PRINTING HOLDINGS CO. LIMITED, a Hong Kong corporation ("SUBSIDIARY"), HYP HOLDINGS LIMITED, a Cayman Islands corporation ("HYP"), KARL CHAN (BVI) HOLDINGS LIMITED, a British Virgin Islands corporation ("CHAN HOLDINGS"), KARL CHAN, an individual ("CHAN") (HYP, Chan Holdings and Chan are sometimes hereinafter collectively referred to as the "SELLING SHAREHOLDERS"), CHINAVEST MANAGEMENT LIMITED (the "AGENT"), and ROBERT W.H. WANG & CO. (including any successor or assign, the "ESCROW AGENT").


                                    RECITALS

         A. Pursuant to that certain Exchange Agreement dated the date hereof (the "EXCHANGE AGREEMENT") between the parties hereto, the Selling Shareholders are effecting an exchange of all the issued and outstanding ordinary shares of Parent to Purchaser for the consideration, and on the terms and subject to the conditions, set forth in the Exchange Agreement.

         B. A condition precedent to the consummation of the Exchange Agreement is the execution and delivery of this Agreement by the parties hereto. Certain capitalized terms used in this Agreement are defined in the Exchange Agreement.

         NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows.

1.       ESTABLISHMENT OF ESCROW ACCOUNTS.

         1.1 INDEMNIFICATION ESCROW. At the Closing (as defined in the Exchange Agreement), Purchaser shall reserve for the ultimate benefit of the Selling Shareholders 666,667 shares of Purchaser Stock (the "INDEMNIFICATION ESCROW SHARES") by depositing with the Escrow Agent completed but unexecuted share certificates in the names of The Bank of New York (as depositary) to hold the same for each Selling Shareholder in the amounts designated in writing by the Selling Shareholders as provided for in this Section 1.1 (the "INDEMNIFICATION ESCROW"). The Escrow Agent shall hold the Indemnification Escrow Shares until 5:00 p.m. (Pacific Standard Time) on that date (or the first succeeding business day thereafter) which is one hundred eighty (180) days after the Closing Date (the "CUT-OFF DATE") for the purpose of securing any claim(s) (a "CLAIM") for indemnity made by Purchaser pursuant to Section 9 of the Exchange Agreement (subject to the threshold amount specified in Section
9.3 thereof). In the event that Purchaser makes one or more Claims by the Cut-Off Date, Purchaser shall deliver written notice of the Claim (a "NOTICE") to the Escrow Agent and the Agent, and the Retained Indemnification Escrow Shares shall continue


                                       1.

to be held in the Indemnification Escrow which shall be extended after the Cut-Off Date until such time as the Claim(s) is/are finally resolved. Any Indemnification Escrow Shares, if any, in excess of the Retained Indemnification Escrow Shares, shall be delivered by the Escrow Agent to the Bank of New York or the Selling Shareholders (or any designee thereof), as directed by the Selling Shareholders. As used herein, "RETAINED INDEMNIFICATION ESCROW SHARES" shall mean that number of Indemnification Escrow Shares equal to the aggregate dollar amount of the Claim(s) specified in any Notice(s) delivered by Purchaser prior to the Cut-Off Date, as valued by the following sentence. Each Indemnification Escrow Share shall be valued at the closing bid price of the American Depositary Shares of Purchaser on the most recent trading date prior to or on the Cut-Off Date. In the event that no Notice is delivered by Purchaser to the Escrow Agent by the Cut-Off Date, the Indemnification Escrow Shares shall be surrendered promptly thereafter (by utilizing a nationally recognized overnight courier) by the Escrow Agent to the Agent on behalf of all Selling Shareholders or to the Bank of New York, as directed by the Selling Shareholders.

         1.2 TRANSFERABILITY. The interests of the Selling Shareholders in the Purchaser Stock held pursuant to this Agreement shall not be assignable or transferable, other than by operation of law (except that HYP may distribute its Purchaser Stock to its shareholders). No transfer of any of such interests by operation of law shall be recognized or given effect until Purchaser shall have received written notice of such transfer.

         1.3 FRACTIONAL SHARES. No fractional shares of Purchaser Stock shall be retained in escrow hereunder or released pursuant to this Agreement.

         1.4 LEGENDS. The Escrow Agent agrees that upon the written request of Purchaser, it shall add (or allow the Company or the Company's transfer agent to add) to the certificates representing Purchaser Stock held pursuant hereto any additional legend(s) required to be printed on such certificates by the terms of the Exchange Agreement.

         1.5 RECEIPT BY ESCROW AGENT. The Escrow Agent acknowledges receipt from Purchaser of completed but not executed certificates representing the Indemnification Escrow Shares. The Escrow Agent accepts appointment hereunder and agrees to hold and distribute the Indemnification Escrow Shares in accordance herewith.

2. TERMINATION. This Agreement shall terminate upon the earlier of: (a) that date that the Escrow Agent no longer holds any Purchaser Stock; or (b) the written agreement of all parties hereto.

3.       PAYMENT OF ESCROW AGENT'S FEES AND EXPENSES

         The fee of the Escrow Agent for its activities pursuant to this Agreement shall be HK$10,000, plus reasonable expenses, which fee shall be paid by Purchaser upon the execution of this Agreement. If, due to disputes or other reasons, the services of the Escrow Agent become materially greater than originally contemplated under the terms of this





                                       2.

Agreement, the Escrow Agent shall be entitled to charge additional reasonable fees for such additional services, which shall be paid by Purchaser.

4.       REPRESENTATIONS AND WARRANTIES.

         Each party hereto hereby makes the following representations and warranties in respect of itself to every other party hereto, each of which is true and correct on the date hereof, shall remain true and correct to and including the Closing Date, shall be unaffected by any investigation heretofore or hereafter made by any other party hereto, or any knowledge of any other party and shall survive the Closing.

         4.1 CORPORATE. It is an entity duly organized, validly existing and in good standing under the laws of the state of its organization. It has all requisite corporate power to enter into this Agreement and the other documents and instruments to be executed and delivered by it and to carry out the transactions contemplated hereby and thereby.

         4.2 AUTHORITY. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by it pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized. No other corporate act or proceeding on the part of it or its shareholders or partners is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by it pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by it pursuant hereto will constitute, valid and binding agreements of it, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles.

5.       RIGHTS AND OBLIGATIONS OF ESCROW AGENT

         5.1 SUCCESSOR ESCROW AGENT. The Escrow Agent may resign as Escrow Agent at any time by notice to Purchaser and the Agent (a "RESIGNATION NOTICE"). Upon receipt of a Resignation Notice, the Agent and Purchaser shall appoint a successor Escrow Agent, which shall be a law firm, banking corporation or trust company located in Hong Kong. Upon receipt of notice of appointment from the Agent and Purchaser, the Escrow Agent shall promptly deliver certificates representing any Purchaser Stock held by it to such successor. In the event the Agent and Purchaser do not agree upon a successor and deliver written notice thereof to the Escrow Agent within sixty (60) days following delivery of a Resignation Notice, any court located in Hong Kong shall appoint a successor in accordance with the above-mentioned guidelines, and the Escrow Agent shall promptly deliver certificates representing any Purchaser Stock held by it to such successor.

         5.2 INDEMNIFICATION. Except for Purchaser's obligation to pay the fees and expenses described in Section 3 hereof, the parties hereto, jointly and severally, hereby agree to indemnify and hold Escrow Agent harmless from and against any and all losses, claims,





                                       3.

damages, actions, suits or other charges incurred by or assessed against the Escrow Agent in the performance of its duties hereunder, except to the extent resulting from its own negligence or misconduct.

         5.3 LIMITATION OF LIABILITY. The Escrow Agent shall not incur any liability to anyone for damages, losses or expenses with respect to (a) any action taken or omitted in good faith upon advice of the Escrow Agent's counsel given with respect to any questions relating to the Escrow Agent's duties and responsibilities hereunder, or (b) any action taken or omitted in reliance upon any instrument (including, without limitation, any Notice provided for herein) which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions hereof. Furthermore, in the event the Escrow Agent shall be uncertain as to its rights or obligations hereunder, or in the event the Escrow Agent shall receive any communication from the Agent or Purchaser with respect to any Purchaser Stock which, in the reasonable opinion of the Escrow Agent, is in conflict with any of the provisions of this Agreement, the Escrow Agent shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by the Agent and Purchaser or by order of a court of competent jurisdiction.

         5.4 CONTROVERSIES. If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy pursuant to Section 9 of the Exchange Agreement hereof or by final appropriate legal proceedings or other means as, in the Escrow Agent's reasonable discretion, the Escrow Agent may require, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for interest or damage.

                 5.4.1 NO INTEREST. Notwithstanding any provision to the contrary contained in any other agreement between or among any of the parties hereto, the Escrow Agent shall have no interest in the Purchaser Stock.

                 5.4.2 NO IMPLIED OBLIGATIONS. This Agreement sets forth the exclusive obligations of the Escrow Agent with respect to any and all matters pertinent hereto, and no implied duties or obligations of the Escrow Agent shall be read into this Agreement.

6.       RESOLUTION OF DISPUTES.

         6.1     GOVERNING LAW; VENUE.

                 6.1.1 This Agreement will be construed in accordance with, and governed in all respects by, the internal laws of Hong Kong (without giving effect to principles of conflicts of laws).





                                       4.

                 6.1.2 Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any court located in Hong Kong. Each party to this Agreement: (a) expressly and irrevocably consents and submits to the non-exclusive jurisdiction of each court located in Hong Kong in connection with any such legal proceeding; (b) agrees that each court located in Hong Kong will be deemed to be a convenient forum; and (c) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any court located in Hong Kong, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

                 6.1.3 The Selling Shareholders irrevocably constitute and appoint the Agent as their agent to receive service of process in connection with any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement.

                 6.1.4 The Selling Shareholders irrevocably waive the right to a jury trial in connection with any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement.

         6.2 CONFIDENTIALITY. All proceedings under this Section 6, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties.

         6.3 CONTINUED PERFORMANCE. The fact that the dispute resolution procedures specified in this Section 6 shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement and during the pendency of any such procedure all parties shall continue to perform their respective obligations in good faith.

         6.4 EXPENSES. The parties agree that the prevailing party in any action brought with respect to or to enforce any right or remedy under this Agreement shall be entitled to recover from the other party or parties all reasonable costs and expenses of any nature whatsoever incurred by the prevailing party in connection with such action, including without limitation attorneys' fees.

7.       MISCELLANEOUS.

         7.1 CONFIRMATION OF APPOINTMENT. The Selling Shareholders confirm the appointment and authority of the Agent as set forth in Section 11.2 of the Exchange Agreement with respect to all matters relating to this Agreement. Any successor to the Agent who is appointed in accordance with the provisions of
Section 11.2 of the Exchange Agreement shall be deemed to be the "Agent" for purposes of this Agreement. Any document executed or action taken by the Agent shall be binding upon all of the Selling Shareholders.

         7.2 ASSIGNMENT; PARTIES IN INTEREST. Except as expressly provided herein, the rights and obligations of a party hereunder may not be assigned, transferred or encumbered





                                       5.

without the prior written consent of the other parties. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing contained herein shall be deemed to confer upon any other person any right or remedy under or by reason of this Agreement.

         7.3 AMENDMENT AND MODIFICATION. This Agreement may not be amended, modified or supplemented without the prior written consent of all parties hereto.

         7.4 WAIVER. No failure on the part of any person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         7.5 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         7.6 NOTICE. All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the parties at their respective addresses indicated in the Exchange Agreement (or, with respect to the Escrow Agent, to the address indicated on the signature page hereto), by registered or certified international courier service. If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this section, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this section, such communication shall be deemed delivered upon receipt. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof to each other party hereto.

         7.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.





                                       6.

         7.8 FURTHER DOCUMENTS. The parties hereto each agree to execute all other documents and to take such other action or corporate proceedings as may be necessary or desirable to carry out the terms hereof.

         7.9 SURVIVAL. All provisions of this Agreement shall survive the Closing.

         7.10 ENTIRE AGREEMENT. This Agreement, the Exchange Agreement and the Exhibits thereto set forth the entire understanding of the parties relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

         7.11    CONSTRUCTION.

                 7.11.1 For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                 7.11.2 The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                 7.11.3 As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                 7.11.4 Except as otherwise indicated, all references in this Agreement to "Sections" are intended to refer to sections of this Agreement.

                 7.11.5 The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

         7.12 CONSENT. The parties hereto acknowledge that Robert W.H. Wang & Co. acts as counsel to Purchaser and each consent to its appointment as the Escrow Agent hereunder.





                                       7.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                            "PURCHASER"

                                            ZINDART LIMITED


                                            By:    /s/ Feather Fok
                                                   ----------------------------
                                                   Feather Fok
                                                   Chief Financial Officer and
                                                   Chief Operating Officer


                                            "PARENT"

                                            HUA YANG HOLDINGS CO. LIMITED


                                            By:    /s/ Sandra C. Shaw
                                                   ----------------------------
                                                   _____________________________
                                                     [Print Name and Title]


                                            "SUBSIDIARY"

                                            HUA YANG PRINTING HOLDINGS CO.
                                            LIMITED


                                            By:    /s/ Sandra C. Shaw
                                                   ----------------------------
                                                   ____________________________
                                                      [Print Name and Title]


                                            "SELLING SHAREHOLDERS"

                                            HYP HOLDINGS LIMITED


                                            By:    /s/ Alex Ngan
                                                   ----------------------------
                                                   Alex Ngan - Director
                                                   ----------------------------
                                                      [Print Name and Title]





                                      S-1.

                                            KARL CHAN (BVI) HOLDINGS LIMITED


                                            By:    /s/ Karl Chan
                                                   -----------------------------
                                                   _____________________________
                                                      [Print Name and Title]


                                            /s/ Karl Chan
                                            -----------------------------------
                                            KARL CHAN


                                            THE "AGENT"

                                            CHINAVEST MANAGEMENT LIMITED


                                            By:    /s/ Robert Theleen
                                                   -----------------------------
                                                   _____________________________
                                                       [Print Name and Title]

                                            THE "ESCROW AGENT"

                                            ROBERT W.H. WANG & CO.


                                            By:    /s/ Richard Bowry
                                                   -----------------------------
                                                   _____________________________
                                                       [Print Name and Title]

                                            Address:

                                            8th & 18th Floors
                                            Nine Queen's Road Central
                                            Hong Kong
                                            Attention:   Richard Bowry
                                            Telephone:   011-852-2843-7426
                                            Telecopier:  011-852-2845-2504





                                      S-2.

                                GENERAL RELEASE

         THIS GENERAL RELEASE ("General Release") is being executed and delivered as of ______________, 1998, on behalf of the parties identified on the signature pages hereto (all of whom are referred to collectively as the "RELEASORS," and each of whom is referred to individually as a "RELEASOR") to and in favor of, and for the benefit of, ZINDART LIMITED, a Hong Kong corporation ("PURCHASER"), HUA YANG HOLDINGS CO. LIMITED, a Cayman Islands corporation ("PARENT"), HUA YANG PRINTING HOLDINGS CO. LIMITED, a Hong Kong corporation ("SUBSIDIARY"), and the other Releasees (as defined in Section 2).

                                    RECITALS

         A. Contemporaneously with the execution and delivery of this General Release, certain of the Releasors are selling their shares of the capital stock of Parent to Purchaser pursuant to an Exchange Agreement dated as of ___________, 1998 (the "EXCHANGE AGREEMENT").

         B. Purchaser has required, as a condition to consummating the transactions contemplated by the Exchange Agreement, that the Releasors execute and deliver this General Release.


                                   AGREEMENT

         In order to induce Purchaser to consummate the transactions contemplated by the Exchange Agreement, and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Releasors), the Releasors hereby covenant and agree as follows:

         1.      RELEASE.         Each Releasor, for himself and for each of
such Releasor's Associated Parties (as defined in Section 2), hereby generally, irrevocably, unconditionally and completely releases and forever discharges each of the Releasees (as defined in Section 2) from, and hereby irrevocably, unconditionally and completely waives and relinquishes, each of the Released Claims (as defined in Section 2).

         2.      DEFINITIONS.

                 (a) The term "ASSOCIATED PARTIES," when used herein with respect to a Releasor, shall mean and include: (i) such Releasor's predecessors, successors, executors, administrators, heirs and estate; (ii) such Releasor's past, present and future assigns, agents and representatives;
(iii) each entity that such Releasor has the power to bind (by such Releasor's acts or signature) or over which such Releasor directly or indirectly exercises control; and (iv) each entity of which such Releasor owns, directly or indirectly, at least 50% of the outstanding equity, beneficial, proprietary, ownership or voting interests.

                 (b) The term "RELEASEES" shall mean and include: (i) Purchaser; (ii) Parent; (iii) Subsidiary; (iv) each of the direct and indirect subsidiaries of Parent and Subsidiary; (v) each



                                       1.

other affiliate of Parent and Subsidiary; and (vi) the successors and past, present and future assigns, directors, officers, employees, agents, attorneys and representatives of the respective entities identified or otherwise referred to in clauses "(i)" through "(v)" of this sentence, other than the Releasors.

                 (c) The term "CLAIMS" shall mean and include all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including: (i) any unknown, unsuspected or undisclosed claim; (ii) any claim or right that may be asserted or exercised by a Releasor in such Releasor's capacity as a stockholder, director, officer or employee of Parent or Subsidiary or in any other capacity; and (iii) any claim, right or cause of action based upon any breach of any express, implied, oral or written contract or agreement.

                 (d) The term "RELEASED CLAIMS" shall mean and include each and every Claim that (i) any Releasor or any Associated Party of any Releasor may have had in the past, may now have or may have in the future against any of the Releasees, and (ii) has arisen or arises directly or indirectly out of, or relates directly or indirectly to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of this General Release (excluding only such Releasor's rights, if any, under the Exchange Agreement).

         3. REPRESENTATIONS AND WARRANTIES. Each Releasor represents and warrants that:

                 (a) such Releasor has not assigned, transferred, conveyed or otherwise disposed of any Claim against any of the Releasees, or any direct or indirect interest in any such Claim, in whole or in part;

                 (b) to the best of such Releasor's knowledge, no other person or entity has any interest in any of the Released Claims;

                 (c) no Associated Party of such Releasor has or had any Claim against any of the Releasees;

                 (d) no Associated Party of such Releasor will in the future have any Claim against any Releasee that arises directly or indirectly from or relates directly or indirectly to any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or before the date of this General Release;

                 (e) this General Release has been duly and validly executed and delivered by such Releasor;

                 (f) this General Release is a valid and binding obligation of such Releasor and such Releasor's Associated Parties, and is enforceable against such Releasor and each of such Releasor's Associated Parties in accordance with its terms;





                                       2.

                 (g) there is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to the best of the knowledge of such Releasor, threatened against such Releasor or any of such Releasor's Associated Parties that challenges or would challenge the execution and delivery of this General Release or the taking of any of the actions required to be taken by such Releasor under this General Release;

                 (h) neither the execution and delivery of this General Release nor the performance hereof will (i) result in any violation or breach of any agreement or other instrument to which such Releasor or any of such Releasor's Associated Parties is a party or by which such Releasor or any of such Releasor's Associated Parties is bound, or (ii) result in a violation or any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which such Releasor or any of such Releasor's Associated Parties is subject; and

                 (i) no authorization, instruction, consent or approval of any person or entity is required to be obtained by such Releasor or any of such Releasor's Associated Parties in connection with the execution and delivery of this General Release or the performance hereof.

         4. INDEMNIFICATION. Without in any way limiting any of the rights or remedies otherwise available to any Releasee, each Releasor shall indemnify and hold harmless each Releasee against and from any loss, damage, injury, harm, detriment, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee, charge or expense (including attorneys' fees) that is directly or indirectly suffered or incurred at any time by such Releasee, or to which such Releasee otherwise becomes subject at any time, and that arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, (a) any failure on the part of such Releasor to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation, representation, warranty or other provision contained herein, or (b) the assertion or purported assertion of any of the Released Claims by such Releasor or any of such Releasor's Associated Parties.

         5.      MISCELLANEOUS.

                 (a) This General Release sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings among or between any of the Releasors and Releasees relating to the subject matter hereof.

                 (b) If any provision of this General Release or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) such invalidity or enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other





                                       3.

provision of this General Release. If any provision of this General Release or any part of such provision is held to be unenforceable against any Releasor, then the unenforceability of such provision or part thereof against such Releasor shall not affect the enforceability thereof against any other Releasor. Each provision of this General Release is separable from every other provision of this General Release, and each part of each provision of this General Release is separable from every other part of such provision.

                 (c) This General Release shall be construed in accordance with, and governed in all respects by, the laws of Hong Kong (without giving effect to principles of conflicts of laws).

                 (d) Any legal action or other legal proceeding relating to this General Release or the enforcement of any provision of this General Release may be brought or otherwise commenced by any Releasee in any court located in Hong Kong. Each Releasor: (i) expressly and irrevocably consents and submits to the jurisdiction of each court located in Hong Kong in connection with any such legal proceeding; (ii) agrees that each court located in Hong Kong shall be deemed to be a convenient forum; and (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any court located in Hong Kong, any claim that such Releasor is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this General Release or the subject matter of this General Release may not be enforced in or by such court. Nothing contained in this General Release shall be deemed to limit or otherwise affect the right of any Releasee (1) to commence any legal proceeding or to otherwise proceed against any of the Releasors or any other person or entity in any other forum or jurisdiction, or (2) to raise this General Release as a defense in any legal proceeding in any other forum or jurisdiction.

                 (e) This General Release may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

                 (f) Each Releasor shall execute and/or cause to be delivered to each Releasee such instruments and other documents, and shall take such other actions, as such Releasee may reasonably request for the purpose of carrying out or evidencing any of the actions contemplated by this General Release.

                 (g) If any legal action or other legal proceeding relating to this General Release or the enforcement of any provision hereof is brought by any Releasor or Releasee, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements to the extent actually incurred (in addition to any other relief to which the prevailing party may be entitled).

                 (h) This General Release shall be effective with respect to, and shall be binding upon and enforceable against, each Releasor who executes this General Release, regardless of whether any of the other Releasors executes this General Release.





                                       4.

                 (i) Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                 (j) Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this General Release.

                 (k) As used in this General Release, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation."





                                       5.

                 IN WITNESS WHEREOF, the Releasors have caused this General Release to be executed as of the date first above written.

                                  RELEASORS:

                                  HYP HOLDINGS LIMITED

                                  By:      /s/ Alex Ngan
                                           ----------------------------------

                                           _________________________________
                                                [Print Name and Title]


                                  KARL CHAN (BVI) HOLDINGS LIMITED


                                  By:      /s/ Karl Chan
                                           ---------------------------------

                                           ---------------------------------
                                                [Print Name and Title]

                                  /s/ Karl Chan
                                  ------------------------------------------
                                  KARL CHAN


                                  CHINAVEST IV, L.P.

                                           By its General Partner:

                                           CHINAVEST PARTNERS IV



                                           By: /s/ Dennis M. Smith
                                               --------------------------------
                                               Dennis M. Smith, General Partner


                                  CHINAVEST IV-A, L.P.

                                           By its General Partner:

                                           CHINAVEST PARTNERS IV



                                           By: /s/ Dennis M. Smith
                                               --------------------------------
                                               Dennis M. Smith, General Partner




                                      S-1.

                                  CHINAVEST IV-B, L.P.

                                           By its General Partner:

                                           CHINAVEST MANAGEMENT LIMITED



                                           By: /s/ Patrick L. Keen
                                               --------------------------------
                                               Patrick L. Keen, Director

                                  ADVENT GLOBAL GECC LIMITED PARTNERSHIP

                                           By its General Partners:

                                           ADVENT GLOBAL MANAGEMENT LIMITED
                                           PARTNERSHIP


                                           ADVENT INTERNATIONAL LIMITED
                                           PARTNERSHIP

                                           ADVENT INTERNATIONAL CORPORATION


                                           By: /s/ Tan Keng Boon
                                               ---------------------------------
                                               Tan Keng Boon
                                               Chief Executive, Asia/Pacific
                                               ---------------------------------
                                                      [Print Name and Title]



                                  ADVENT INTERNATIONAL INVESTORS II LIMITED
                                  PARTNERSHIP

                                           By its General Partner:

                                           ADVENT INTERNATIONAL CORPORATION


                                           By: /s/ Tan Keng Boon
                                               ---------------------------------
                                               Tan Keng Boon
                                               Chief Executive, Asia/Pacific
                                               ---------------------------------
                                                      [Print Name and Title]



                                      S-2.

                                  GLOBAL PRIVATE EQUITY II - LIMITED PARTNERSHIP

                                           By its General Partners:

                                           ADVENT INTERNATIONAL LIMITED
                                           PARTNERSHIP

                                           ADVENT INTERNATIONAL CORPORATION


                                           By: /s/ Tan Keng Boon
                                               ---------------------------------
                                               Tan Keng Boon
                                               Chief Executive, Asia/Pacific
                                               ---------------------------------
                                                      [Print Name and Title]

                                  GLOBAL PRIVATE EQUITY II - PGGM LIMITED
                                  PARTNERSHIP

                                           By its General Partners:

                                           ADVENT INTERNATIONAL LIMITED
                                           PARTNERSHIP

                                           ADVENT INTERNATIONAL CORPORATION


                                           By: /s/ Tan Keng Boon
                                               ---------------------------------
                                               Tan Keng Boon
                                               Chief Executive, Asia/Pacific
                                               ---------------------------------
                                                      [Print Name and Title]

                                  ASIA/PACIFIC SPECIAL SITUATIONS FUND LIMITED
                                  PARTNERSHIP

                                           By its General Partners:

                                           ADVENT INTERNATIONAL LIMITED
                                           PARTNERSHIP

                                           ADVENT INTERNATIONAL CORPORATION

                                           By: /s/ Tan Keng Boon
                                               ---------------------------------
                                               Tan Keng Boon
                                               Chief Executive, Asia/Pacific
                                               ---------------------------------
                                                      [Print Name and Title]



                                      S-3.

                                      ADVENT ASIA/PACIFIC FUND LIMITED
                                      PARTNERSHIP

                                               By its General Partners:

                                               ADVENT INTERNATIONAL LIMITED
                                               PARTNERSHIP

                                               ADVENT INTERNATIONAL CORPORATION


                                           By: /s/ Tan Keng Boon
                                               ---------------------------------
                                               Tan Keng Boon
                                               Chief Executive, Asia/Pacific
                                               ---------------------------------
                                                      [Print Name and Title]



                                      S-4.